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LICENSE AGREEMENT
This LICENSE AGREEMENT (the “Agreement”) is entered into on December 2, 2025 (the “Effective Date”) by and between Crescent Biopharma Operating Company, LLC, a Delaware limited liability company having a place of business at 300 Fifth Avenue, Waltham, MA 02451, USA (“Licensor”), and Sichuan Kelun-Biotech Biopharmaceutical Co. Ltd., a PRC corporation having a place of business at No. 666 Xinhua Avenue Chengdu Cross-Strait Science and Technology Industry Development Park, Wenjiang District, Chengdu, Sichuan Province, the People’s Republic of China (“Licensee”). Licensor and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
Recitals
Whereas, Licensor, a biotechnology company, has developed a proprietary bispecific antibody Directed To VEGF and PD-1 named “CR-001”; and
Whereas, Licensee wishes to obtain from Licensor, and Licensor is willing to grant to Licensee, an exclusive license to research, Develop, Manufacture and Commercialize CR-001 in the Licensee Territory, all as defined and on the terms and conditions set forth herein.
Agreement
Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
Article 1DEFINITIONS
Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized shall have the meanings set forth below:
1.1“Accounting Standards” means U.S. Generally Accepted Accounting Principles (GAAP) or the International Financial Reporting Standards (IFRS).
1.2“Active Ingredient” means any clinically active material that provides pharmacological activity in a pharmaceutical (including any biologic) product (excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants or controlled release technologies).
1.3“ADC” means antibody-drug conjugate.
1.4“Additional ADC” means any ADC that (a) is an Active Ingredient in a Combination Product, and (b) is the subject of an Additional Combination Trial.
1.5“Additional Combination Trial” means [***].

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1.6“Affiliate” means, with respect to a Party, any Person that directly or indirectly controls, is controlled by or is under common control with such Party, in each case, only for so long as such control exists. As used in this definition, “control” (and, with correlative meanings, the terms “controlled by” and “under common control with”) means: (a) in the case of a corporation, the direct or indirect ownership of more than fifty percent (50%) of the outstanding voting securities having the right to vote for the election of directors thereof, or (b) in the case of any other type of entity, the direct or indirect possession of an interest that results in the ability to direct or cause the direction of the management or policies of such Person or the power to appoint more than fifty percent (50%) of the members of the governing body of such Person, in each case whether through ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, with respect to [***], the term “Affiliates” shall not include [***]. Notwithstanding the foregoing, with respect to [***], Affiliates of [***].
1.7“Applicable Laws” means collectively the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, and any license, franchise, permit or similar right granted under any of the foregoing (including Regulatory Approvals) and any policies and other requirements of or from any court, arbitrator, Regulatory Authority or governmental agency or authority having jurisdiction over or related to the subject item or subject person, including applicable anti-corruption and anti-bribery laws, export control laws, data protection and data privacy laws and regulations, and other comparable laws.
1.8“Biosimilar Product” means with respect to a Licensed Product in a particular Region in the Licensee Territory, any product sold by a Third Party not authorized by Licensee or its Affiliates or its or their Sublicensees that is approved by the applicable Regulatory Authority for such Region through any application or submission filed with a Regulatory Authority for Regulatory Approval of a biological product claimed to be biosimilar or interchangeable to such Licensed Product or otherwise relying on the approval of such Licensed Product in such Region, including, an application filed under 42 U.S.C. § 262(k) or any similar provisions in a country or jurisdiction outside the U.S., based in reliance, at least in part, on data generated for a Regulatory Approval of such Licensed Product.
1.9“BLA” means a Biologics License Application or its equivalent submitted to the NMPA for purposes of obtaining Regulatory Approval for a new biologic in mainland China.
1.10“Business Day” means a day other than Saturday, Sunday or any day on which banks located in Sichuan Province, China, or New York, USA are authorized or obligated to close. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.
1.11“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31 (or any portion thereof at the beginning or end of the Term or other relevant period).
1.12“Calendar Year” means each twelve (12) month period commencing on January 1 and ending on December 31 (or any portion thereof at the beginning or end of the Term or other relevant period).

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1.13“cGMP” means all applicable current Good Manufacturing Practices, including, as applicable, the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820, European Directive 2003/94/EC and Eudralex 4, the principles detailed in the International Conference on Harmonization (“ICH”) Q7 guidelines, and the equivalent Applicable Laws in any relevant country or jurisdiction, each as may be amended and applicable from time to time.
1.14“Change of Control” means, with respect to a Party, (a) the sale of all or substantially all of its assets to a Third Party; (b) a merger, reorganization, consolidation or other transaction (or a series of transactions) involving such Party and any Person that is not an Affiliate of such Party as of the Effective Date, which directly or indirectly results in the holders of voting securities of such Party outstanding immediately prior thereto ceasing to beneficially own at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization, consolidation or other transaction, or (c) any Person that is not an Affiliate of such Party as of the Effective Date becoming the direct or indirect beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party or otherwise acquiring the power (whether through ownership interest, contractual right or otherwise) to direct or cause the direction of the management or policies of such Party. “Acquirer” means, with respect to a Change of Control: (i) the Person to whom the assets in clause (a) are sold; or (ii) the Person referenced in clause (b) or clause (c), as applicable.
1.15“Clinical Trial” means any clinical trial of a Licensed Product in human subjects.
1.16“Commercialization,” “Commercialized,” or “Commercialize” means all activities directed to marketing, distribution, detailing or selling of pharmaceutical products (including importing and exporting activities in connection therewith), including all activities directed to obtaining pricing and reimbursement approvals for Licensed Products.
1.17“Commercially Reasonable Efforts” means (a) where applied to carrying out specific tasks and obligations of a Party under this Agreement, expending (on its own or acting through any of its Affiliates, sublicensees or subcontractors) reasonable, diligent, good faith efforts and resources to accomplish such task or obligation as a similarly situated biotechnology company would normally use to accomplish a similar task or obligation under similar circumstances; and (b) where applied to the Development or Commercialization of Licensed Products under this Agreement, the use of reasonable, diligent, good faith efforts and resources, as normally used by a similarly situated biotechnology company for a product at a similar stage of development or life cycle and of similar market potential, [***]. [***].
1.18“Competing Product” means [***].
1.19“Competing Program” means the Development, Manufacture, Commercialization, or other Exploitation of a Competing Product.
1.20“Confidential Information” of a Party means all non-public or proprietary information (including Know-How, unpublished patent applications and other information and data of a financial, commercial, business, scientific or technical nature) of such Party that is disclosed by or on behalf of such Party or any of its Affiliates or otherwise made available to the other Party or any of its Affiliates, whether made available orally, in writing or in electronic or

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other form. The terms and conditions of this Agreement are the Confidential Information of both Parties.
1.21“Control” or “Controlled” means, with respect to any Know-How, Patents or other intellectual property rights, that a Party has the legal authority or right (whether by ownership, license or otherwise) to grant to the other Party a license, sublicense, access or other right (as applicable) under such Know-How, Patents, or other intellectual property rights, on the terms and conditions set forth herein, in each case without breaching the terms of any agreement with a Third Party existing: (a) as of the Effective Date; or (b) subsequent to the Effective Date, if (in the case of this clause (b)) such Party first acquired rights to such Know-How, Patents, or other intellectual property rights pursuant to such agreement. A Party shall be deemed to Control any Patent Covering a Joint Invention to the extent of its individual or joint interest therein, as applicable.
1.22“Cover”, “Covering” and “Covered” means, with respect to a Patent and a Licensed Compound or Licensed Product or Invention, or a particular method of making or using of such Licensed Compound, Licensed Product, or Invention, that, in the absence of ownership of or a license under such Patent, the making, use, and sale, offering for sale, or importation of such Licensed Compound, Licensed Product, or Invention, or the practice of such method to make or use such Licensed Compound or Licensed Product, or the practice of such Invention (as applicable) would infringe a claim of such Patent (or in the case of a claim that has not yet issued, would infringe such claim if it were to issue).
1.23“Development,” “Developing,” or “Develop” means all activities to obtain and maintain Regulatory Approval for Licensed Products, including all non-clinical studies and Clinical Trials of a Licensed Product, manufacture process development, distribution of Licensed Products for use in Clinical Trials (including placebos and comparators), statistical analyses, the preparation of Regulatory Materials and all regulatory affairs related to any of the foregoing.
1.24“Directed To” means, with respect to a target, any compound or product that demonstrates meaningful affinity towards the target. For clarity, the foregoing shall not include incidental binding activity, and if a compound or product has been generated to demonstrate meaningful affinity towards certain target(s) but such compound or product also incidentally binds to, inhibits or modulates other target(s), then such compound or product shall not be deemed to be Directed To such other target(s) unless and until a Party knowingly develops such compound or product to be directed to such other target(s) as its intended mechanism of action.
1.25“Dollars” or “$” means U.S. dollars, the lawful currency of the U.S.
1.26“Elected Upstream License Agreement” means an agreement: (a) pursuant to which Licensor or any of its Affiliates in-licenses or acquires Patents or Know-How from a Third Party after the Effective Date; and (b) that Licensee agrees in writing to: (i) comply with the applicable terms and conditions of; and (ii) pay Licensor’s or its applicable Affiliate’s payment obligations to such Third Party as reasonably allocable to Licensee for use in the Licensee Territory, in each case of (i) and (ii), to the extent associated with the grant, maintenance or exercise of a sublicense to Licensee under such Know-How or Patents (as applicable) such that such Patents or Know-How (as applicable) become Licensed Technology. Notwithstanding the foregoing, [***].

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1.27“Exploit” shall mean, with respect to a product, to research, Develop, Manufacture, use, sell, offer for sale, import, export (with respect to Licensee, within the Territory, and with respect to Licensor, within the Licensor Territory), Commercialize, and otherwise fully exploit such product. “Exploitation” and “Exploiting” will have the correlative meanings.
1.28“Field” means the diagnosis, treatment or prevention of all human diseases.
1.29“First Commercial Sale” means, with respect to any Licensed Product in any Region, the first sale of such Licensed Product to a Third Party for distribution, use or consumption in such Region after the Regulatory Approvals have been obtained for such Licensed Product in such Region.
1.30“FTE” means a full time equivalent employee (i.e., one fully-committed or multiple partially-committed employees aggregating to one full-time employee) employed or contracted by Licensor or any of its Affiliates and assigned to perform specified work hereunder (such as providing assistance in clinical training, document review or drafting, etc.), with such commitment of time and effort to constitute one employee performing such work on a full-time basis, which for purposes hereof shall be [***] hours per year, provided that any such employee who devotes less than [***] hours per year shall be treated as an FTE on a pro rata basis based on the number of actual hours worked divided by [***]. For clarity, FTEs shall not include information technology, human resources, financial or legal personnel.
1.31“FTE Rate” means $[***] per FTE per Calendar Year (which, for clarity, amounts to $[***] per FTE hour).
1.32“GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Trials, including, as applicable (a) as set forth in the ICH Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for trials on medicinal products in the Territory, (b) the Declaration of Helsinki (2013) as last amended at the 64th World Medical Association in October 2013 and any further amendments or clarifications thereto, (c) 21 C.F.R. Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), as may be amended from time to time, and (d) the equivalent Applicable Laws in any other country or jurisdiction, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.
1.33“Global Clinical Trial” means [***].
1.34“GLP” means all applicable Good Laboratory Practice standards, including, as applicable, as set forth in the then current good laboratory practice standards promulgated or endorsed by the U.S. Food and Drug Administration as defined in 21 C.F.R. Part 58, or the equivalent Applicable Laws in any other country or jurisdiction, each as may be amended and applicable from time to time.

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1.35“Governmental Authority” means any agency, court, commission, authority, department, ministry, official or other instrumentality of, or being vested with public authority under any law of, any country, region, state or local authority or any political subdivision thereof, or any association of countries.
1.36“IND” means any investigational new drug application, clinical trial application, clinical trial exemption or similar or equivalent application or submission to the applicable Regulatory Authority for approval to conduct clinical testing of a pharmaceutical product in humans.
1.37“Indication” means a separate and distinct disease or medical condition in humans. If a Regulatory Approval for an Indication requires submission of a separate MAA for such Indication, then such Indication shall be deemed a different Indication; provided, however, [***].
1.38“Initiate” or “Initiation” means, with respect to a Clinical Trial, the dosing with a Licensed Product of the first human subject or patient enrolled in such Clinical Trial.
1.39“Invention” means any invention, data, results, discovery, finding, process, improvement, method, composition of matter, article of manufacture, patentable or otherwise, that is invented, first reduced to practice, or otherwise generated by either Party exercising its rights or carrying out its obligations under this Agreement, whether directly or via its Affiliates, agents, contractors or sublicensees, including all rights, title and interest in and to the intellectual property rights therein.
1.40“KB105” shall mean the ADC Developed by or on behalf of Licensee and known as KB105, with the structure [***].
1.41“KB105 License Agreement” means the License Agreement in respect of KB105, by and between Licensee and Licensor, dated concurrently with the date hereof.
1.42“Know-How” means any proprietary scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including databases, safety information, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data, but excluding any Patent.
1.43“Licensed Compound” means CR-001 and any backup bispecific antibodies to CR-001 that are Directed To both VEGF and PD-1 (and for clarity, not Directed To any other targets) Controlled by Licensor or its Affiliates. The structure of CR-001 [***].
1.44“Licensed Know-How” means all Know-How that is (a) Controlled by Licensor or any of its Affiliates as of the Effective Date or at any time during the Term and (b) [***] for the Development, Manufacture or Commercialization of a Licensed Compound or a Licensed Product in the Field; provided, however that Licensed Know-How shall exclude: (i) any Know-How that: (A) is Controlled by a Third Party that becomes an Affiliate of Licensor after the Effective Date as a result of a Change of Control of Licensor (each an “Acquirer Affiliate”); (B)

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is not Controlled by Licensor and its Affiliates that are not Acquirer Affiliates; and (C) is not used in the Development, Manufacture or Commercialization of a Licensed Compound or a Licensed Product; (ii) any Know-How that Licensor or any of its Affiliates in-licenses or acquires from a Third Party after the Effective Date for which: (1) Licensor promptly notifies Licensee of such in-license or acquisition and provides the applicable terms and conditions of the corresponding agreement that Licensee would be subject to (i.e., Licensor may reasonably redact certain information in such license agreement to the extent not necessary to determine Licensee’s compliance with its obligations under the agreement) under which Licensor or its Affiliate obtains such Control; and (2) Licensee does not agree in writing to both comply with the applicable terms and conditions of the agreement under which Licensor or its Affiliate obtains Control of such Know-How and pay amounts that Licensor or its Affiliate would be obligated to pay as reasonably allocable to Licensee for the grant, maintenance or exercise of a sublicense to Licensee under such Know-How in the Licensee Territory; and (iii) [***]. For clarity, any Know-How that initially meets the qualifications to be excluded from Licensed Know-How pursuant to clause (i), (ii), or (iii) shall become Licensed Know-How if it ceases to meet such qualifications. [***].
1.45“Licensed Patents” means all Patents that (a) are Controlled by Licensor or any of its Affiliates as of the Effective Date or at any time during the Term and (b) Cover the Licensed Compound or any Licensed Product or use thereof [***] in the Field; provided, however that Licensed Patents shall exclude: (i) any Patent that: (A) is Controlled by an Acquirer Affiliate; (B) is not Controlled by Licensor and its Affiliates that are not Acquirer Affiliates; and (C) does not Cover an Invention used in or directly resulting from, the Development, Manufacture or Commercialization of a Licensed Compound or Licensed Product; and (ii) any Patent that Licensor or any of its Affiliates in-licenses or acquires from a Third Party after the Effective Date for which: (1) Licensor promptly notifies Licensee of such in-license or acquisition and provides the applicable terms and conditions of the corresponding agreement that Licensee would be subject to (i.e., Licensor may reasonably redact certain information in such license agreement to the extent not necessary to determine Licensee’s compliance with its obligations under the agreement) under which Licensor or its Affiliate obtains such Control; and (2) Licensee does not agree in writing to both comply with the applicable terms and conditions of the agreement under which Licensor or its Affiliate obtains Control of such Patent and pay amounts that Licensor or its Affiliate would be obligated to pay as reasonably allocable to Licensee for the grant, maintenance or exercise of a sublicense to Licensee under such Patent in the Licensee Territory; and (iii) [***]. Licensed Patents existing as of the Effective Date are set forth in Schedule 1.45. For clarity, any Patent that initially meets the qualifications to be excluded from Licensed Patents pursuant to clause (i), (ii), or (iii) shall become a Licensed Patent if it ceases to meet such qualifications.
1.46“Licensed Product” means any pharmaceutical product that contains a Licensed Compound as an Active Ingredient, alone or in combination with other Active Ingredients, in any formulation, dosage form or presentation and for any mode of administration.
1.47“Licensed Technology” means Licensed Know-How and Licensed Patents. For clarity, Licensor Arising Technology and Licensor’s interest in Joint Inventions shall be part of Licensed Technology.
1.48“Licensee Arising Technology” means all Inventions that are invented or otherwise first created solely by or on behalf of Licensee (or its Affiliates or its or their

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Sublicensees) in the Development or Manufacture of any Licensed Compound or Licensed Product. For clarity, Licensee Arising Technology shall exclude any Invention related to any Active Ingredient that is not the Licensed Compound.
1.49“Licensee Territory” means the People’s Republic of China, including mainland China, Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan (each jurisdiction as listed, a “Region”).
1.50“Licensor Arising Technology” means all Inventions that are invented or otherwise first created solely by or on behalf of Licensor or its Affiliates or its licensees in the Development or Manufacture of any Licensed Compound or Licensed Product.
1.51“Licensor Territory” means worldwide except for the Licensee Territory.
1.52“MAA” or “Marketing Authorization Application” means an application to the appropriate Regulatory Authority for approval to sell a pharmaceutical product in a particular jurisdiction and all amendments and supplements thereto, including New Drug Application (NDA) and Biologic License Application (BLA).
1.53“MAA Approval” shall mean with respect to an MAA for a Licensed Product filed with the applicable Regulatory Authority in any jurisdiction, the approval of such MAA by such Regulatory Authority (including pricing and reimbursement approvals that are required by the Applicable Law for Commercialization of such Licensed Product in such jurisdiction).
1.54“Manufacture,” “Manufactured,” and “Manufacturing” mean activities directed to manufacturing, supply, processing, filling, finishing, packaging, labeling, quality control, quality assurance testing and release, post-marketing validation testing, stability testing, inventory control and management, storing and transporting Licensed Compounds or Licensed Products.
1.55“Net Sales” means, with respect to a Licensed Product, the gross amounts received for the Licensed Product by Licensee, its Affiliates and Sublicensees for sales or other commercial disposition of such Licensed Product in the Licensee Territory to unrelated Third Parties, less the following, [***]:
(a)[***];
(b)[***];
(c)[***];
(d)[***];
(e)[***]; and
(f)[***].
[***].

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1.56“NMPA” means National Medical Products Administration of China, its provincial or other local counterparts, and any successor agency(ies) or authority having substantially the same function.
1.57“Other Combination Trial” means [***].
1.58“Other Combination Product” means a Combination Product that [***].
1.59“Patents” means all national, regional and international patents and patent applications, including divisions, continuations, continuations-in-part, additions, re-issues, renewals, extensions, substitutions, re-examinations or restorations, registrations and revalidations, and supplementary protection certificates and equivalents to any of the foregoing.
1.60“PD-1” means Programmed cell death protein 1.
1.61“Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.
1.62“Phase 1 Clinical Trial” means a Clinical Trial of a Licensed Product in healthy volunteers or patients to estimate the initial safety and tolerability of such Licensed Product and to determine the metabolism and the pharmacokinetic and pharmacodynamic actions of such Licensed Product, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness and on such Licensed Product’s activity, or any human clinical trial of such Licensed Product that would otherwise satisfy the requirements of 21 CFR 312.21(a) or corresponding foreign regulations.
1.63“Phase 2 Clinical Trial” means a controlled Clinical Trial conducted to evaluate the effectiveness and to explore the therapeutic efficacy of a Licensed Product for a particular Indication or Indications in patients with the disease or condition under study and to determine the common short-term side effects and risks associated with such Licensed Product and to determine the dose and regimen for Phase 3 Clinical Trials, or any human Clinical Trial of such Licensed Product that would otherwise satisfy the requirements of 21 CFR 312.21(b) or corresponding foreign regulations.
1.64“Phase 3 Clinical Trial” means a controlled Clinical Trial that is performed after preliminary evidence suggesting effectiveness of a Licensed Product has been obtained, and is intended to demonstrate or confirm the therapeutic benefit of such Licensed Product and to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of such Licensed Product and to provide an adequate basis for marketing approval and for such Licensed Product’s labeling and summary of Licensed Product characteristics, or any human Clinical Trial of such Licensed Product that would otherwise satisfy the requirements of 21 CFR 312.21(c) or corresponding foreign regulations.
1.65“PRC” means the People’s Republic of China.
1.66“Pre-Merger Crescent” means Crescent Biopharma, Inc., a Delaware corporation, which merged with and into Licensor on June 13, 2025.
1.67“Preferred Clinical Trial” means [***].

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1.68“Product Non-Specific Patents” means all Licensed Patents that are not Product-Specific Patents.
1.69“Product-Specific Patents” means any Licensed Patents [***].
1.70“Registrational Clinical Trial” means a human clinical trial of a Licensed Product on a sufficient number of subjects that, (i) prior to commencement of such human clinical trial, is designed to establish that such Licensed Product has an acceptable safety and efficacy profile for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with such Licensed Product in the dosage range to be prescribed, which trial is intended to support Regulatory Approval of such Licensed Product, or a similar clinical trial prescribed by the applicable Regulatory Authority, and (ii) is a registration trial sufficient for filing an application for a Regulatory Approval for such Licensed Product, as evidenced by: (x) an agreement with or statement from the applicable Regulatory Authority on a special protocol assessment or its equivalent, or (y) other guidance or minutes issued by the applicable Regulatory Authority for such registration trial. Any Phase 3 Clinical Trial shall be deemed a Registrational Clinical Trial.
1.71“Regulatory Approval” means any and all approvals, licenses, permits, registrations or authorizations of or from any Regulatory Authority that are necessary to market and sell a pharmaceutical product in any country, region or other jurisdiction.
1.72“Regulatory Authority” means any applicable Government Authority responsible for granting Regulatory Approvals for a Licensed Product.
1.73“Regulatory Exclusivity” means any exclusive marketing rights, data exclusivity rights, or other exclusivity rights or market protections (other than Patents) conferred by any Regulatory Authority in the Licensee Territory with respect to a biologic or pharmaceutical product that prevent: (a) such Regulatory Authority from reviewing or granting approval of a Marketing Authorization Application; or (b) a Third Party from referencing any data in an approved Marketing Authorization Application, including without limitation orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, pediatric exclusivity, or other such exclusivity conferred in the U.S. under the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended, and § 351 of the Public Health Service Act (42 U.S.C. § 262); in the EU under Directive 2001/83/EC (Article 10), Regulation (EC) No 726/2004 (Articles 14 and 14a), Regulation (EC) No. 1901/2006 (Article 37), Regulation (EC) No 141/2000 (Article 8) and Council Regulation (EC) 469/2009, all as amended; or rights similar thereto in each case in the Licensee Territory.
1.74“Regulatory Material” means any regulatory application, submission, notification, communication, correspondence, registration and other filings made to, received from or otherwise conducted with a Regulatory Authority in order to Develop, Manufacture, market, sell or otherwise Commercialize any Licensed Product in a particular country or jurisdiction. For clarity, Regulatory Materials include IND, MAAs and Regulatory Approvals.
1.75“Representatives” of a Party means such Party’s officers, directors, employees, contractors, subcontractors, agents and consultants.

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1.76“Respective Territory” means, with respect to Licensor, the Licensor Territory and with respect to Licensee, the Licensee Territory.
1.77“RMB” or “¥” means PRC renminbi, the lawful currency of the PRC.
1.78“Senior Officers” means for Licensee, [***] or his/her/their designee, and for Licensor, [***] or his/her/their designee.
1.79“Shared Data Package” means, with respect to a Clinical Trial of a Licensed Product, [***].
1.80“[***]” means [***].
1.81“Sublicense” shall mean a license, sublicense, option agreements, right of first refusal agreements, non-assertion agreements, covenant not to sue or other similar rights granted, directly or indirectly, by Licensee to a Third Party under the rights it receives from Licensor in accordance with Section 2.2 (Right to Sublicense), to Exploit a Licensed Compound or a Licensed Product, but excluding any grant of rights to or agreement with (a) any Third Party acting as a service provider or subcontractor for such Party or its Affiliates, or (b) any Third Party wholesaler, distributor, or the like.
1.82“Sublicensee” shall mean a Third Party that is receiving rights under a Sublicense.
1.83“Territory” means worldwide.
1.84“Third Party” means any Person other than Licensor, Licensee or Affiliates of either of them.
1.85“Upstream License Agreements” means, any and all agreements between Licensor or any of its Affiliates, on the one hand, and any Third Party, on the other hand, pursuant to which Licensor or its Affiliates has obtained a license under, or other right to make, use, sell, offer to sell, import, or otherwise practice any Patent or Know-How that are included as part of the Licensed Technology. As of the Effective Date, the only Upstream License Agreement(s) are set forth in Schedule 1.85.
1.86“U.S.” means United States of America, including all possession and territories thereof.
1.87“Valid Claim” means (a) a claim of an issued and unexpired Patent (as may be extended through supplementary protection certificate or patent term extension or the like) that has not been revoked, held invalid or unenforceable by a patent office, court or other Governmental Authority of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise, or (b) a claim in a pending patent application which was filed and is being prosecuted in good faith, and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application. Notwithstanding the foregoing, if a claim of a pending patent application has not issued as a claim of a Patent within [***] after the

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date to which such claim claims priority, such claim shall not be a Valid Claim for the purposes of this Agreement unless and until such claim issues as a claim of an issued Patent (from and after which time the same shall be deemed a Valid Claim subject to clause (a) above).
1.88“VEGF” means Vascular endothelial growth factor.
1.89“[***]” [***].
1.90Additional Definitions. The following table identifies the location of definitions set forth in various Sections of the Agreement:

Defined Terms	Section
Acquirer	1.14
Acquirer Affiliate	1.43
Additional ADC Milestone Event	8.2(c)
Additional ADC Milestone Payment	8.2(c)
Agreement	Preamble
Alliance Manager	3.1
CMO	6.3
Collaborator	10.3(d)
Combination Product	1.55
Development Milestone Event	8.2(a)
Development Milestone Payment	8.2(a)
Development Plan	4.2(a)
Diligence Report	4.5
Effective Date	Preamble
HKIAC	14.3(a)
Indemnified Party	12.3
Indemnifying Party	12.3
Joint Inventions	9.1(c)
Joint Steering Committee / JSC	3.2(a)
Licensee	Preamble
[***]	1.5
Licensee Indemnitee(s)	12.2
Licensor	Preamble
[***]	1.5
Licensor Indemnitee(s)	12.1
Losses	12.1
Manufacturing Process Improvements	6.4

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Defined Terms	Section
Other Component(s)	1.55
Parties	Preamble
Patent Challenge	9.3(a)
Patent Infringement	9.3(a)
Pharmacovigilance Agreement	5.7
Prior CDA	10.6
Product Mark	7.2
Proposed Publication	10.4
Prosecute	9.2(a)
Region	1.49
[***]	9.3(e)
Remedial Action	5.10
Reversion Products	13.3(c)
Review Period	10.4
Royalty Term	8.3(b)
[***]	1.5
Supply Agreement	6.2(b)
Tax Withholdings	8.8
Term	13.1
Third Party License	8.3(c)(i)
Upfront Payment	8.1
VAT	8.8

Article 2LICENSES
2.1License to Licensee.
(a)Subject to the terms and conditions of this Agreement, Licensor hereby grants, on behalf of itself and its Affiliates, to Licensee an exclusive (even as to Licensor but subject to Licensor’s retained rights as set forth in Section 2.3) royalty-bearing license, with the right to grant sublicenses in accordance with Section 2.2, under the Licensed Technology, to research, Develop, Manufacture, Commercialize, and otherwise Exploit any and all Licensed Compounds and Licensed Products in the Field in the Licensee Territory.
(b)Subject to the terms and conditions of this Agreement, Licensor hereby grants, on behalf of itself and its Affiliates, to Licensee a royalty-free, non-exclusive license, with the right to grant sublicenses solely in accordance with Section 2.2, under the Licensed Technology, to (i) research and Develop Licensed Products in the Field in the Licensor Territory solely for the purpose of Exploiting of the Licensed Compounds and Licensed Products in the

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Licensee Territory, provided that, Licensee shall only conduct research and Development activities in the Licensor Territory with Licensor’s prior written consent, and (ii) Manufacture the Licensed Compounds or Licensed Products in the Licensor Territory solely to research, Develop, Commercialize, and otherwise Exploit the Licensed Compounds and Licensed Products in the Field in the Licensee Territory.
2.2Right to Sublicense.
(a)Subject to the terms and conditions of this Agreement and the remainder of this Section, Licensee shall have the right to grant sublicenses (through multiple tiers) of the licenses granted to it under Section 2.1: (i) to its Affiliates, [***]; and (ii) to Third Parties.
(b)Each Sublicense under the Licensed Technology shall be subject to a written agreement that is consistent with the terms and conditions of this Agreement. Without limiting the foregoing, each Sublicense shall: [***].
(c)Licensee shall provide a true and complete copy of each Sublicense agreement to Licensor within [***] after the grant of a Sublicense; provided, however, that Licensee may reasonably redact certain information in such Sublicense agreement to the extent not reasonably necessary to determine Licensee’s compliance with its obligations under this Agreement with respect to Sublicensees. Licensee shall remain directly responsible for all of its obligations under this Agreement that have been delegated or Sublicensed to any Sublicensee. Any Sublicensee conduct, act or omission that would have constituted a breach of this Agreement shall be imputed to Licensee and deemed a breach of this Agreement as if such conduct, act or omission had been directly attributable to Licensee. Licensee shall not grant a sublicense to any sublicensee that does not represent to Licensee in writing that it has not been debarred or disqualified by a Regulatory Authority under Applicable Law.
2.3Licensor Retained Rights. Licensor retains the exclusive right, under the Licensed Technology, to practice, license and otherwise exploit the Licensed Technology outside the scope of the license granted to Licensee under Section 2.1, including the exclusive right (directly or through its Affiliates, licensees, sublicensees or contractors) to Commercialize the Licensed Compounds and Licensed Products in the Licensor Territory.
2.4License to Licensor. Subject to the terms and conditions of this Agreement, Licensee hereby grants to Licensor an exclusive, fully paid up, royalty-free license, with the right to grant sublicenses through multiple tiers, under the Licensee Arising Technology, to research, Develop, Manufacture, Commercialize, and otherwise Exploit the Licensed Compounds and Licensed Products in the Field in the Licensor Territory.
2.5No Implied Licenses. Except as expressly set forth herein, no license or other right or interest under any Know-How or Patents or other intellectual property of either Party is granted (by implication or otherwise) to the other Party under this Agreement.
2.6Licensed Know-How Technology Transfer. As soon as reasonably practicable after the Effective Date, Licensor shall provide Licensee with unrestricted and downloadable access (which may be provided through an electronic data room) to the Licensed Know-How as of the Effective Date (including the documents listed on Schedule 1.44). [***]. In connection with such technology transfer [***], Licensor shall also provide Licensee with reasonable

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technical assistance to help Licensee to understand and use such Licensed Know-How in connection with the Development of the Licensed Compounds and Licensed Products, [***]. Within [***] after receipt of invoices from [***], [***] shall reimburse [***] for the out-of-pocket costs and internal costs incurred by [***] to provide such technical assistance, except for the internal cost of the first [***] FTE hours of assistance, which shall be provided at [***] cost.
2.7Non-Compete.
(a)Subject to Section 2.7(b) below, [***], neither Party nor any of their respective Affiliates, shall, directly or indirectly, Develop, Manufacture, Commercialize or otherwise Exploit, or enable, authorize, license or grant any right to any Third Party to Develop, Manufacture, Commercialize or otherwise Exploit, any Competing Product anywhere in the world. For the avoidance of doubt, (i) this Section 2.7(a) shall not restrict either Party’s Development, Manufacture, Commercialization or Exploitation of any Licensed Compound or Licensed Product; and (ii) [***].
(b)Notwithstanding the foregoing, in the event that a Third Party becomes an Affiliate of either Party after the Effective Date through merger, acquisition, consolidation or other similar transaction, and such Third Party, as of the closing date of such transaction, is engaged in the conduct of a Competing Program, then:
(i)if such transaction results in a Change of Control of such Party, then such new Affiliate shall have the right to continue such Competing Program, and such continuation shall not constitute a breach of such Party’s exclusivity obligations set forth above; provided that such new Affiliate conducts such Competing Program independently of the activities of this Agreement and does not use any Licensed Technology or Licensee Arising Technology in the conduct of such Competing Program; and
(ii)if such transaction does not result in a Change of Control of such Party, then such Party and its new Affiliate shall have [***] from the closing date of such transaction to wind down or divest such Competing Program, and its new Affiliate’s conduct of such Competing Program during such [***] period shall not be deemed a breach of such Party’s exclusivity obligations set forth above; provided that such new Affiliate conducts such Competing Program during such [***] period independently of the activities of this Agreement and does not use any Licensed Technology or Licensee Arising Technology in the conduct of such Competing Program.
Article 3GOVERNANCE
3.1Alliance Manager. Within [***] after the Effective Date, each Party shall appoint (and notify the other Party of the identity of) a representative having the appropriate qualifications (including a general understanding of pharmaceutical development, manufacture and commercialization issues) to act as its alliance manager under this Agreement (the “Alliance Manager”). The Alliance Managers shall serve as the primary contact points between the Parties regarding the activities contemplated by this Agreement. The Alliance Managers shall facilitate the flow of information and otherwise promote communication, coordination and collaboration between the Parties, providing single point communication for seeking consensus both internally within each Party’s respective organization, including facilitating review of

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external corporate communications, and raising cross-Party or cross-functional issues in a timely manner. Each Party may replace its Alliance Manager by written notice to the other Party.
3.2Joint Steering Committee.
(a)Formation. Within [***] after the Effective Date, the Parties shall establish a joint steering committee (the “Joint Steering Committee” or the “JSC”) to review the Development and Manufacture of the Licensed Compounds and Licensed Products of the Parties in their Respective Territories. Each Party shall designate [***] representatives to the JSC, each of whom shall be an officer or employee of the applicable Party having sufficient seniority within such Party to make decisions arising within the scope of the JSC’s responsibilities. The JSC shall at all times consist of an equal number of representatives of each Party. Each Party may replace its JSC representatives upon written notice to the other Party.
(b)Role. The JSC shall (i) provide a forum for the discussion of the Parties’ activities under this Agreement and the Development and Manufacture of the Licensed Products; (ii) review, discuss and oversee the overall strategy for the Development and Manufacture of Licensed Products in the Licensee Territory and the Licensor Territory including Global Clinical Trials (if any); (iii) coordinate and oversee technology transfer conducted under Section 2.6 and Section 6.3; (iv) review, and discuss the Development Plans for the Licensee Territory and the Licensor Territory, and any material amendments thereto; (v) establish joint subcommittees (such as Development subcommittee) as necessary or advisable to further the purpose of this Agreement; (vi) facilitate the exchange of information between the Parties related to the Development and Manufacture of the Licensed Compounds and Licensed Products; (vii) review, discuss and coordinate the overall strategy for Manufacture of the Licensed Products, including any modifications or improvements to the Manufacturing process; and (viii) perform such other functions as expressly set forth in this Agreement or allocated to it by the Parties’ written agreement. [***].
(c)[***]. [***]
(d)Limitation of Authority. The JSC shall only have the powers expressly assigned to it in this Article 3 and elsewhere in this Agreement and shall not have the authority to: (i) modify or amend the terms and conditions of this Agreement; (ii) waive either Party’s compliance with the terms and conditions of this Agreement; or (iii) determine any such issue in a manner that would conflict with the express terms and conditions of this Agreement. For clarity, [***].
(e)Meetings. The JSC shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than once every [***]. Licensee may call additional ad hoc JSC meetings as the needs arise with reasonable advance notice to Licensor (but [***] may not [***]) and Licensor may call additional ad hoc JSC meetings with reasonable advance notice to Licensee (but [***] may not [***]). Meetings of the JSC may be held in person, by audio or video teleconference. In-person JSC meetings shall be held at locations selected alternatively by the Parties. Each Party shall be responsible for all of its own expenses of participating in the JSC meetings. No action taken at any JSC meeting shall be effective unless at least one representative of each Party is participating in such JSC meeting.

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(f)Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend the JSC meetings in a non-voting capacity; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide prior written notice to the other Party. Such Party shall also ensure that such non-member representative is bound by confidentiality and non-use obligations consistent with the terms of this Agreement.
3.3Discontinuation of JSC. The JSC shall continue to exist until [***]. Once [***], the JSC shall have no further obligations under this Agreement and, thereafter, the Alliance Managers shall be the contact persons for the exchange of information under this Agreement and decisions of the JSC shall be decisions as between the Parties, subject to the terms and conditions of this Agreement.
Article 4DEVELOPMENT
4.1Development Diligence. Licensee shall have the sole right to conduct and shall be responsible for carrying out the Development activities for obtaining Regulatory Approval in the Licensee Territory at its own expense. Licensee (or any of its Affiliates or sublicensees) shall use Commercially Reasonable Efforts to Develop at least one Licensed Product in the Field in the Licensee Territory.
4.2Development Plan.
(a)Each Party shall keep the other Party reasonably and timely informed of the latest Development plan that sets forth the high-level Development strategy for the Licensed Compound and Licensed Products and the material Development work (including all Clinical Trials) to be conducted by or on behalf of such Party in the Respective Territory, as applicable (the “Development Plan”). The initial high-level Development Plan prepared by Licensor for the Licensor Territory and the initial high-level Development Plan prepared by Licensee for the Licensee Territory for the Preferred Clinical Trials are attached hereto as Schedule 4.2. Each Party shall have final decision-making authority with respect to the Development Plan for its Respective Territory. Notwithstanding the fact that each Party has final decision-making authority with respect to the Development of the Licensed Compound and Licensed Product in its Respective Territory, [***].
(b)Each Party shall, via the JSC and upon reasonable request of the other Party ([***]), keep the other Party reasonably and timely informed of the latest Development Plan(s) for its Respective Territory, including material updates and amendments thereto, and the progress and results of its and its Affiliates’ and Sublicensees’ (with respect to Licensee)/licensees’ or sublicensees’ (with respect to Licensor) work under the Development Plan(s).
4.3Data Exchange and Use.
(a)Preferred Clinical Trials. In addition to its adverse event and safety data reporting obligations pursuant to Section 5.7, each Party shall promptly (but, in any event, within [***] after such information or documentation becomes available to such Party) provide the other Party, [***], with the Shared Data Package for all Preferred Clinical Trials, in each case, [***].

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(b)Additional Combination Trials.
(i)In addition to its adverse event and safety data reporting obligations pursuant to Section 5.7, each Party shall promptly (but, in any event, within [***] after such information or documentation becomes available to such Party) provide the other Party with the Shared Data Package for [***].
(ii)In addition to its adverse event and safety data reporting obligations pursuant to Section 5.7, each Party shall promptly (but, in any event, within [***] after such information or documentation becomes available to such Party) provide the other Party with the Shared Data Package for each Subsequent Additional Combination Trial, in each case, to the extent (i) available to such Party, its Affiliates, or licensees of Licensor or Sublicensee of Licensee, (ii) in compliance with Applicable Laws and (iii) not prohibited by such Party’s existing partners. Subject to each Party’s adverse event and safety data reporting obligations pursuant to Section 5.7, each Party’s data sharing obligations with respect to any and all Subsequent Additional Combination Trials for a Combination Product shall cease, [***], upon the earlier of (A) [***], and (B) [***]. [***].
(c)Restrictions on Data Exchange for Additional Combination Trials. Subject to each Party’s adverse event and safety data reporting obligations pursuant to Section 5.7, the sharing Party’s data sharing obligations pursuant to Section 4.3(b) are subject to the following conditions and restrictions:
(i)the sharing Party’s data sharing obligations with respect to an Additional Combination Trial shall terminate, on an Additional Combination Trial-by- Additional Combination Trial basis, if the receiving Party or its Affiliates directly or indirectly (including in collaboration with a Third Party) [***]; and
(ii)if the sharing Party intends to [***], subject to such Party’s adverse event and safety data reporting obligations pursuant to Section 5.7, the sharing Party may terminate its data sharing obligations with respect to such Additional Combination Trial upon advance written notice to the receiving Party [***].
[***].
4.4Development Records. Each Party shall, [***], maintain complete, current and accurate records of Development work conducted by or on behalf of them for the Licensed Compounds and Licensed Products, and data and other information resulting from such activities. Such records shall properly reflect work done and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory and patent purposes. Each Party shall, and shall ensure its Affiliates, licensees (with respect to Licensor), or Sublicensees (with respect to Licensee) to, document non-clinical studies and Clinical Trials in formal written study reports according to Applicable Laws and national and international guidelines (e.g., ICH, GCP, GLP, and cGMP). Solely to the extent necessary to comply with Applicable Laws (including, without limitation, as necessary to obtain Regulatory Approval), each Party shall have the right to review and copy such records maintained by the other Party, its Affiliates, licensees (with respect to Licensor) or Sublicensees (with respect to Licensee), at reasonable times and to obtain access to the original; provided that right shall not be construed to require either Party to provide data beyond its data sharing obligations as set forth in Section 4.3.

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4.5Development Reports. Each Party shall keep the other Party reasonably informed (reporting no less frequently than [***]) as to the progress and results of its and its Affiliates’, licensees’ and sublicensees’ (with respect to Licensor), or Sublicensees (with respect to Licensee) Development of the Licensed Compounds and Licensed Products in its Respective Territory. Without limiting the foregoing, the status, progress and results of the Development of the Licensed Compounds and Licensed Products shall be discussed at regularly scheduled meetings of the JSC (or a joint Development subcommittee established by the JSC). At least [***] before each such meeting, each Party shall provide the JSC with a written report summarizing the material Development activities by or on behalf of such Party, its Affiliates, licensees (with respect to Licensor), or Sublicensees (with respect to Licensee) and the results thereof (each a “Diligence Report”). In addition, each Party shall make available to the other Party such additional information about its Development activities as may be reasonably requested by the other Party from time to time ([***]).
4.6[***]. [***].
Article 5REGULATORY
5.1General. The Development Plan shall set forth the high-level regulatory strategy of the respective Party for seeking Regulatory Approvals for the Licensed Products in its Respective Territory. Each Party shall (by itself or through its Affiliates, licensees, and sublicensees) be responsible for all regulatory activities necessary for obtaining and maintaining Regulatory Approvals for the Licensed Products in its Respective Territory, which regulatory activities shall be performed at such Party’s own cost and expense. Through the JSC, the Parties shall keep each other informed of all material regulatory developments related to the Licensed Products in each Party’s Respective Territory, including any decision by any Regulatory Authority regarding any Licensed Product.
5.2Regulatory Approval Holder. Each Party (or its designee) shall apply for Regulatory Approvals of Licensed Products in such Party’s Respective Territory in its own name and at its own cost and expense, and shall be the named marketing authorization holder of the Regulatory Approvals of Licensed Products in its Territory.
5.3Regulatory Materials. Each Party shall provide the other Party with copies of any material Regulatory Materials relating to Licensed Products submitted to or received from any Regulatory Authority in such Party’s Respective Territory and necessary for such other Party’s completion and submission of any Regulatory Materials within [***] after submission or receipt, and shall notify the other Party of any other material communication relating to a Licensed Product with any Regulatory Authority in the Party’s Respective Territory within [***] after such communication.
5.4Regulatory Assistance. Upon each Party’s reasonable request, the other Party shall provide the requesting Party with reasonable assistance in connection with its regulatory activities for Licensed Products in the Licensee Territory or the Licensor Territory, including the preparation and submission of Regulatory Materials for IND and MAA. Within [***] after receipt of invoices from [***], [***] shall reimburse [***] for the out-of-pocket costs and internal costs incurred to provide such regulatory assistance.

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5.5Regulatory Meetings. Each Party shall provide the other Party [***] notice ([***]) of any meeting or discussion with any Regulatory Authority related to any Licensed Product. Each Party shall lead such meeting or discussion in its Respective Territory. Upon request of the other Party, each Party shall endeavor reasonably to attend and participate in any meetings or discussions in the other Party’s Respective Territory. If the other Party elects not to attend such meeting or discussion, the leading Party shall promptly provide the other Party with a written summary of such meeting or discussion.
5.6Right of Reference. Each Party hereby grants to the other Party, its Affiliates or licensees (with respect to Licensor), or Sublicensees (with respect to Licensee) the right of reference to all Regulatory Materials pertaining to any Licensed Product submitted by or on behalf of such Party, its Affiliates, licensees (with respect to Licensor), or Sublicensees (with respect to Licensee), for the other Party’s or its Affiliates’, licensees’ or sublicensees’ (with respect to Licensor), or Sublicensees’ (with respect to Licensee) seeking, obtaining and maintaining Regulatory Approval of such Licensed Product in such other Party’s Respective Territory. Each Party shall provide the applicable Regulatory Authority(ies) a letter confirming right of reference at any time within [***] after the other Party’s request and shall take such other actions and execute such other documents as such other Party may reasonably request to further confirm and give effect to this right of reference.
5.7Adverse Events Reporting. [***], the Parties shall enter into a pharmacovigilance and adverse event reporting agreement setting forth the worldwide pharmacovigilance procedures for the Parties with respect to the Licensed Products, such as safety data sharing, adverse events reporting and prescription events monitoring (the “Pharmacovigilance Agreement”). Such procedures shall be in accordance with, and enable the Parties to fulfill, local and national regulatory reporting obligations under Applicable Laws. Each Party shall hold the primary responsibility for reporting quality complaints, adverse events and safety data related to the Licensed Products in its Respective Territory to such database and to the applicable Regulatory Authorities in its Respective Territory, as well as responding to safety issues and to all requests of Regulatory Authorities in its Respective Territory related to the Licensed Products, in each case at its own cost and to the extent required by the Applicable Laws. The Parties shall cooperate with each other with respect to their respective pharmacovigilance responsibilities. Each Party agrees to comply with its respective obligations under the Pharmacovigilance Agreement and to cause its Affiliates, licensees (with respect to Licensor), or Sublicensees (with respect to Licensee) to comply with such obligations. For the avoidance of doubt, the data sharing restrictions set forth in Sections 4.3(b) and 4.3(c) shall not limit or affect either Party’s rights and obligations with respect to safety data sharing, adverse events reporting and prescription events monitoring for any and all Preferred Clinical Trials and Additional Combination Trials as set forth in the Pharmacovigilance Agreement.
5.8Regulatory Audits and Inspection. Each Party shall promptly notify the other Party of any audit or inspection of such Party, its Affiliates, licensees (with respect to Licensor), or Sublicensees (with respect to Licensee), or subcontractors by any Regulatory Authority relating to the Manufacturing of any Licensed Compound. Each Party shall provide the other Party with all material information pertinent thereto (including all copies of all notices, filings and correspondences received from or submitted to the Regulatory Authority in connection therewith) to the extent requested by a Regulatory Authority or otherwise required under Applicable Laws. For clarity, [***].

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5.9No Harmful Actions. If a Party believes that the other Party or its licensees (with respect to Licensor), or Sublicensees (with respect to Licensee) is taking or intends to take any action with respect to a Licensed Product that could have a material adverse impact upon the regulatory status of any Licensed Product in the first Party’s Respective Territory, such Party shall have the right to bring the matter to the attention of the JSC and the Parties shall promptly meet to discuss in good faith to resolve such concern. Without limiting the foregoing, unless the Parties otherwise agree: [***].
5.10Remedial Actions. Each Party shall notify the other immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Licensed Product may be subject to any recall, corrective action or other regulatory action by any Regulatory Authority or other Governmental Authority (a “Remedial Action”). The Parties shall assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action. A Party shall have sole discretion with respect to any matters relating to any Remedial Action in such Party’s Respective Territory, including the decision to commence such Remedial Action and the control over such Remedial Action. The cost and expenses of any Remedial Action in [***] shall be borne solely by [***]. A Party shall, and shall ensure that its Affiliates and licensees (with respect to Licensor), or Sublicensees (with respect to Licensee) will, maintain adequate records to permit such Party to trace the distribution, sale and use of the Licensed Product in such Party’s Respective Territory.
Article 6MANUFACTURE AND SUPPLY
6.1Manufacture and Supply in the Licensee Territory. Licensee shall have the sole right, either by itself or through its Affiliates, sublicensees or Third Party contractors, to Manufacture all Licensed Compounds or Licensed Products for the Development (including performance of the Clinical Trials) or Commercialization of Licensed Products by or on behalf of Licensee and its Affiliates and sublicensees in the Licensee Territory, [***].
6.2Manufacture and Supply.
(a)Initial Supply. Licensor shall supply and deliver to Licensee [***] inventory of the Licensed Product as requested by Licensee from time to time, for up to the quantity as specified in Schedule 6.2(a) [***]. After such quantity of the Licensed Product has been delivered to Licensee, Licensee may request that the Parties enter into a supply agreement pursuant to Section 6.2(b).
(b)Supply Agreement. Following Licensee’s request, the Parties shall negotiate in good faith the terms of a clinical supply agreement and related quality agreement on commercially reasonable terms, pursuant to which Licensor will supply to Licensee the Licensed Compound and Licensed Product on commercially reasonable terms for Licensee’s Development of the Licensed Product in the Field in the Licensee Territory (the “Supply Agreement”). [***].
6.3Manufacture Technology Transfer. Upon Licensee’s reasonable request, the Parties shall coordinate and agree to a Manufacturing technology transfer plan pursuant to which Licensor shall, [***], transfer to Licensee (or its Affiliate or designee) the Licensed Know-How that is necessary or reasonably useful for Licensee (or its Affiliate or designee) to Manufacture or have Manufactured the Licensed Compound and the Licensed Product, [***].

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6.4Technology Transfer of Manufacturing Process Improvements. The Parties acknowledge and agree that [***].
Article 7COMMERCIALIZATION
7.1Commercialization Diligence. Licensee shall, either by itself or through its Affiliates, licensees or sublicensees or Third Party contractor(s), have the sole right and shall be solely responsible for the Commercialization of Licensed Products in the Licensee Territory, at such Licensee’s own cost and expense, including developing and executing a commercial launch plan, product marketing and promotion, marketing access and pricing strategy, negotiating with applicable Governmental Authorities regarding the price and reimbursement mechanisms, booking sales, product distribution, providing customer support (including handling medical queries), and performing other related functions. Licensee shall use Commercially Reasonable Efforts to Commercialize at least one Licensed Product for at least one Indication in the Licensee Territory, [***].
7.2Sales Forecasting. Within [***], Licensee shall provide Licensor with such forecasts. Such forecasts constitute Confidential Information of Licensee. [***].
7.3Trademarks. Each Party shall have the right to brand the Licensed Products in its territory using trademarks, logos and trade names that it determines appropriate for the Licensed Products (such trademarks, logos, and trade names, the “Product Marks”). Neither Party may use any trademark Controlled by the other Party or its Affiliates (including their corporate names) to brand the Licensed Products without the other Party’s prior written consent. Each Party shall own all rights in the Product Marks in its Respective Territory and shall register and maintain the Product Marks in its Respective Territory that it determines reasonably necessary. To the extent requested by a Party and commercially practicable, the Parties shall cooperate with respect to developing and implementing a global branding strategy, subject to separate discussion and agreement. If the Parties do not agree upon a global branding strategy, then each Party shall have the right to brand the Licensed Products in its Respective Territory in a manner that it determines appropriate in its sole discretion.
7.4No Diversion. Each Party hereby covenants and agrees that during the Term, and except as expressly permitted by this Agreement, it shall not (and shall cause its Affiliates, licensees (with respect to Licensor) or Sublicensees (with respect to Licensee), and subcontractors not to), either itself or through a Third Party, develop, use, market, promote, import, export, sell or actively offer for sale the Licensed Products in the other Party’s Respective Territory. Without limiting the generality of the foregoing, except as mutually agreed by the Parties, each Party shall not (a) engage in any advertising activities relating to the Licensed Products directed primarily to customers in the other Party’s Respective Territory, or (b) actively or intentionally solicit orders from any prospective purchaser located in the other Party’s Respective Territory. To the extent permitted by Applicable Laws, including applicable antitrust laws, if a Party receives any order for Licensed Products from a prospective purchaser located in a country or jurisdiction in the other Party’s Respective Territory, such Party shall immediately refer that order to the other Party and shall not accept any such order or deliver or tender (or cause to be delivered or tendered) the Licensed Products under such order. If a Party should reasonably know that a customer or distributor is actively engaged itself or through a Third Party in the sale or distribution of the Licensed Products in the other Party’s Respective Territory, then such Party shall (i) within [***] of gaining knowledge of such activities, notify

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the other Party regarding such activities and provide all information available to such Party that the other Party may reasonably request concerning such activities and (ii) use Commercially Reasonable Efforts (including cessation of sales to such customer) necessary to limit such sale or distribution in the other Party’s Respective Territory, unless otherwise agreed in writing by the Parties.
Article 8PAYMENTS AND MILESTONES
8.1Upfront Payment. In partial consideration of the licenses and other rights granted by Licensor to Licensee hereunder, Licensee shall pay to Licensor a one-time, non-refundable and non-creditable upfront payment of twenty million Dollars ($20,000,000) (the “Upfront Payment”) within thirty (30) days after the Effective Date.
8.2Development Milestone Payments.
(a)Development Milestone Events. In partial consideration of the licenses and other rights granted by Licensor to Licensee hereunder and subject to the remainder of this Section 8.2, Licensee shall pay to Licensor the following one-time, non-refundable and non-creditable milestone payments set forth in the table below (each, a “Development Milestone Payment”) (each of which, for clarity, will only be payable once for each milestone event) upon the first achievement of the corresponding milestone event (each, a “Development Milestone Event”) (whether by Licensee, its Affiliate or sublicensee):

Development Milestone Events	Development Milestone Payments (in million Dollars)
First Indication
[***]	[***]
[***]	[***]
[***]	[***]
Second Indication
[***]	[***]
[***]	[***]
[***]	[***]
Third Indication
[***]	[***]
[***]	[***]
[***]	[***]
Other Development Milestone Events
[***]	[***]
Total	20

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(b)Milestone Conditions. The following conditions apply with respect to the Development Milestone Events and Development Milestone Payments set forth in the table above in Section 8.2(a).
(i)Each Development Milestone Payment set forth above shall be due and payable only once, regardless of how many times such Development Milestone Event is achieved or the number of Licensed Products that achieve such Development Milestone Event. The aggregate Development Milestone Payments under Section 8.2(a) shall not [***], unless the first Development Milestone Event is first achieved [***].
(ii)Each Development Milestone Payment set forth above shall be due and payable irrespective of whether such Development Milestone Event is achieved by Licensee, its Affiliates, or sublicensee(s).
(iii)On an Indication-by-Indication basis, upon achievement of any Development Milestone Event for a Licensed Product in such Indication, [***].
(iv)[***].
(c)Additional ADC Milestone Payment. In partial consideration of the licenses and other rights granted by Licensor to Licensee hereunder and subject to the remainder of this Section 8.2, Licensor shall pay to Licensee the following one-time, non-refundable and non-creditable milestone payment set forth in the table below (the “Additional ADC Milestone Payment”) upon the first achievement of the corresponding milestone event (the “Additional ADC Milestone Event”) (whether by Licensee, its Affiliate or sublicensee):

Additional ADC Milestone Events	Additional ADC Milestone Payment (in million Dollars)
Initiation of a Licensee Additional Combination Trial approved by Licensor or by the Parties through the JSC acting unanimously, prior to December 31, 2026	5

(d)Notice and Payment.
(i)Licensee shall notify Licensor in writing within [***] after the first achievement of each Develop Milestone Event set forth above in Section 8.2(a) and shall pay to Licensor the corresponding milestone payment within [***] after receipt of an invoice from Licensor for such milestone payment. Each of the milestone payments set forth in the table above in this Section 8.2(a) (to the extent payable) will be paid only once.
(ii)Licensee shall notify Licensor in writing within [***] after the first achievement of the Additional ADC Milestone Event set forth above in Section 8.2(c), and Licensee shall pay to Licensor the corresponding milestone payment within [***] after receipt of an invoice from Licensor for such milestone payment. The milestone payment set forth in the table above in this Section 8.2(c) (to the extent payable) will be paid only once.
8.3Royalty Payments.

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(a)Royalty Rates. In partial consideration of the licenses and other rights granted by Licensor to Licensee hereunder and subject to the remainder of this Section 8.3, on a Licensed Product-by-Licensed Product basis, Licensee shall make [***] royalty payments to Licensor (or its Affiliate, if designated by Licensor in writing in advance) on the Net Sales of Licensed Products sold in the Licensee Territory, as calculated by multiplying the applicable royalty rate set forth in the table below by the corresponding amount of incremental, aggregated annual Net Sales of such Licensed Product sold in the Licensee Territory in the applicable [***].

For that portion of annual Net Sales (in [***]) of a Licensed Product in the Licensee Territory in the applicable [***]	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b)Royalty Term. Licensee’s obligation to pay royalties pursuant to this Section 8.3 shall continue, on a Licensed Product-by-Licensed Product and Region-by-Region basis, until the latest of: (i) the expiration of the last-to-expire Valid Claim of a Patent included in the Licensed Patents in such Region that Covers [***]; (ii) the expiration of all Regulatory Exclusivity for such Licensed Product in such Region; and (iii) the date that is [***] after the First Commercial Sale of such Licensed Product in such Region (the “Royalty Term”).
(c)Royalty Adjustments.
(i)Third Party Licenses. Subject to Section 8.4, in the event Licensee or any of its Affiliates or sublicensees obtains a license under any Patent of a Third Party that [***] (a “Third Party License”), then subject to Section 8.3(c)(v), Licensee may deduct from the royalty payments that would otherwise have been due under Section 8.3(a) in the corresponding [***], an amount equal to [***] of the amount of such payments paid (or payable) by Licensee to such Third Party.
(ii)Patent Expiry. Subject to Section 8.3(c)(v), on a Licensed Product-by-Licensed Product and Region-by-Region basis, if such Licensed Product is no longer [***], then the royalty payments payable under Section 8.3(a) with respect to such Licensed Product in such Region will be reduced by [***].
(iii)Biosimilar Entry. Subject to Section 8.3(c)(v), on a Licensed Product-by-Licensed Product and Region-by-Region basis, if [***], then, thereafter, the royalty payments payable under Section 8.3(a) with respect to such Licensed Product in such Region shall be reduced by [***].
(iv)Loss of Regulatory Exclusivity. Subject to Section 8.3(c)(v), on a Licensed Product-by-Licensed Product and Region-by-Region basis, if during the applicable Royalty Term for a Licensed Product, [***], then the royalty payments payable under Section 8.3(a) with respect to such Licensed Product in such Region will be reduced by [***].

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(v)Royalty Floor. In no event shall the royalty reductions described in Section 8.3(c)(i) through Section 8.3(c)(iv), alone or together, reduce the royalties payable by Licensee for a given [***] during the Royalty Term for a particular Licensed Product in a particular Region in the Licensee Territory to less than [***] of the amounts payable by Licensee for such [***] pursuant to Section 8.3(a).
(d)Royalty Report and Payment. Within [***] after the end of each [***], commencing with the first [***] in which there is any sale of any Licensed Product anywhere in the Licensee Territory, Licensee shall provide Licensor with a report that contains the following information for the applicable [***], on a Licensed Product-by-Licensed Product and Region-by-Region basis in the Licensee Territory: (i) the amount of gross sales of such Licensed Product, (ii) an itemized calculation of Net Sales showing separately each type of deduction provided for in the definition of “Net Sales,” (iii) a calculation of the royalty payment due on such sales in Dollars, including the exchange rate used in such calculation in accordance with Section 8.5, (iv) an itemized calculation of any royalty adjustments made according to Section 8.3(c); and (v) the aggregate annual Net Sales of the last [***] and whether any sales milestone has been achieved. Concurrent with the delivery of the applicable [***] royalty report, Licensee shall pay to Licensor (or its Affiliate designated by Licensor in writing at least [***] in advance) the royalties owed with respect to Net Sales for such [***] and, if any sales milestone is achieved during such [***], the corresponding sales milestone payment.
8.4Payments under Upstream License Agreements. As between the Parties, [***] shall be responsible for all payment obligations to the counterparties under each Upstream License Agreement [***] arising from [***]. Notwithstanding the foregoing, [***].
8.5Payment; Currency; Exchange Rate. All payments due from Licensee to Licensor hereunder shall be made by Licensee or its Affiliates. All payments to be made by Licensee to Licensor under this Agreement (including the Upfront Payment, milestone payments and royalties) shall be made in Dollars by bank wire transfer in immediately available funds to a bank account designated by written notice from Licensor. The rate of exchange to be used in computing the amount of currency equivalent in Dollars shall be made at the average of the middle price reported by The Wall Street Journal (East Coast Edition) for the first, middle and last Business Days of the applicable reporting period for the payment due or, if applicable, the period for which the invoice was issued.
8.6Late Payments. If Licensor does not receive payment of any sum due to it on or before the due date therefor, commencing on the date that is [***] following the due date of any such missed payment, simple interest shall thereafter accrue on the sum due to Licensor from the due date until the date of payment at the interest rate of [***] above the then-applicable United States prime rate as quoted in the Wall Street Journal (East Coast Edition) (or if it no longer exists, a similarly authoritative source), calculated on a daily basis, or, if lower, the highest rate permitted under Applicable Law.
8.7Financial Records and Audits. Licensee shall [***] maintain complete and accurate records in accordance with Accounting Standards and in sufficient detail to permit Licensor to confirm the accuracy of Net Sales and gross sales reported by Licensee and amounts payable under this Agreement. Upon no less than [***] prior notice, such records shall be open for examination, during regular business hours, for a period of [***] following the end of the Calendar Year to which they pertain, and not more often than once in any [***] period, by an

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independent certified public accountant selected by Licensor and reasonably acceptable to Licensee, for the sole purpose of verifying for Licensor the accuracy of the Net Sales, gross sales, royalty reports and any payments provided by Licensee under this Agreement. Licensor shall bear the cost of such audit unless such audit reveals an underpayment by Licensee of more than [***] of the amount actually due during any Calendar Year, in which case Licensee shall reimburse Licensor for the costs of such audit. Licensee shall pay to Licensor any underpayment discovered by such audit within [***] after the accountant’s report, plus interest (as set forth in Section 8.6) from the original due date. [***].
8.8Tax Withholding. If Applicable Laws require that taxes (including withholding taxes, value added or similar tax (“VAT”) and surcharge) be deducted and withheld from a payment made by Licensee to Licensor under this Agreement (such taxes, the “Tax Withholdings”), Licensee shall (a) deduct those taxes from the payment; (b) pay the taxes to the proper taxing authority; and (c) send evidence of the obligation together with proof of payment to Licensor within [***] following that payment. Licensee’s payment of such amount to the relevant taxing authority shall be deemed payment to Licensor of such amount for all purposes under this Agreement. Licensor and Licensee will cooperate with respect to all documentation required by any taxing authority or reasonably requested by either Party to secure a reduction in the rate of applicable VAT and withholding taxes or reduction or reimbursement of such taxes withheld. In addition, in the event any payments made by Licensee pursuant to this Agreement become subject to VAT under the Applicable Laws or regulations of any jurisdiction or Governmental Authority, Licensee shall cooperate with Licensor in any way reasonably required to obtain available reductions, credits and/or refund of such VAT, including by applying to the relevant Governmental Authorities for all applicable VAT credit rebates. [***].
Article 9INTELLECTUAL PROPERTY
9.1Inventions.
(a)As between the Parties, (i) Licensor shall retain all right, title and interest in and to any Patents, Know-How, and other intellectual property rights Controlled by Licensor or any of its Affiliates on or prior to the Effective Date or during the Term independent of the activities hereunder, and (ii) Licensee shall retain all right, title and interest in and to any Patents, Know-How, and other intellectual property rights Controlled (other than pursuant to this Agreement) by Licensee or any of its Affiliates on or prior to the Effective Date or during the Term independent of the activities hereunder.
(b)Licensee shall solely own Licensee Arising Technology. Licensor shall solely own all Licensor Arising Technology. Except to the extent restricted by the licenses and other rights granted to other Party under this Agreement or any other agreement between the Parties, each Party shall be entitled to practice, license, assign and otherwise exploit any Invention invented and owned solely by or on behalf of such Party. For all purposes of this Agreement, whether an Invention is invented or otherwise first created shall be determined in accordance with U.S. patent laws pertaining to inventorship (regardless of whether the applicable Invention is patentable or not).
(c)The Parties shall jointly own all Inventions invented or otherwise first created jointly by both Parties (“Joint Inventions”). Except to the extent restricted by the licenses and other rights granted to other Party under this Agreement or any other agreement

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between the Parties, each Party, as joint owners, shall be entitled to practice, license (with the ability to grant sublicenses through multiple tiers), assign and otherwise exploit its interest in the jointly owned Inventions without the duty of accounting or seeking consent from the other Party.
(d)Each Party shall ensure that each of its Affiliates, (sub)licensees (in the case of Licensor), Sublicensees (in the case of Licensee) and subcontractors under this Agreement has a contractual obligation to disclose to such Party all Inventions generated, invented, discovered, developed, made or otherwise created by them or their employees, agents or independent contractors, and to provide sufficient rights with respect thereto.
9.2Patent Prosecution.
(a)By Licensee. Licensee shall have (i) the first right to file, prosecute and maintain (“Prosecute”) all Product-Specific Patents and all Patents within the Joint Inventions (in the name of both Parties) in the Licensee Territory and (ii) the sole right to Prosecute all Patents within the Licensee Arising Technology worldwide, in each case (i) and (ii), [***].
(b)By Licensor. Licensor shall have (i) the first right to Prosecute all Product Non-Specific Patents in the Licensee Territory, (ii) the first right to Prosecute all Patents within the Joint Inventions (in the name of both Parties) in the Licensor Territory and (iii) subject to the preceding clauses (i) and (ii), the sole right to Prosecute all other Licensed Patents in the Licensor Territory, in each case (i), (ii) and (iii), [***].
(c)Coordination.
(i)With respect to any Licensed Patents for which Licensee has the right to prepare, file, prosecute and maintain, Licensee shall provide Licensor with copies of all material correspondence from and to any patent office relating to such Licensed Patents, and Licensee shall provide Licensor with drafts of all proposed filings to any patent office with respect to such Licensed Patents in reasonably adequate time before submission of such filings for Licensor’s review and comment. Licensee will take into consideration Licensor’s reasonable comments prior to submitting such filings.
(ii)With respect to any Licensed Patents in the Licensee Territory for which Licensor has the right to prepare, file, prosecute and maintain, Licensor shall provide Licensee with copies of all material correspondence from and to any patent office relating to such Licensed Patents, and Licensor shall provide Licensee with drafts of all proposed filings to any patent office with respect to such Licensed Patents in reasonably adequate time before submission of such filings for Licensee’s review and comment. Licensor will take into consideration Licensee’s reasonable comments prior to submitting such filings.
(d)Step-in Rights.
(i)Licensee shall notify Licensor of any decision not to prepare or file, or to abandon, cease prosecution or not maintain any Product-Specific Patent or any Patents within the Joint Inventions anywhere in the Licensee Territory. Licensee shall provide such notice at least [***] prior to any filing or payment due date, or any other due date that requires action, in connection with such Product-Specific Patent or Patent within the Joint Inventions (as applicable) in the Licensee Territory. In such event, Licensor may, upon Licensor’s written

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election provided no later than [***] after such notice from Licensee, assume and control the preparation, filing, prosecution or maintenance of, such Product-Specific Patent or Patents within the Joint Inventions (as applicable) in the Licensee Territory, [***].
(ii)Licensor shall notify Licensee of any decision not to prepare or file, or to abandon, cease prosecution or not maintain any Product Non-Specific Patent anywhere in the Licensee Territory or any Patents within the Joint Inventions anywhere in the Licensor Territory. Licensor shall provide such notice at least [***] prior to any filing or payment due date, or any other due date that requires action, in connection with such Product Non-Specific Patent in the Licensee Territory or Patent within the Joint Inventions in the Licensor Territory (as applicable). In such event, Licensee shall have a backup right, but not the obligation, to prepare, file, or continue prosecution or maintenance of, such Product Non-Specific Patent in the Licensee Territory or Patent within the Joint Inventions in the Licensor Territory (as applicable), [***].
(e)Assistance. Each Party shall provide the other Party all reasonable assistance and cooperation in the Patent Prosecution efforts under this Section 9.2, including providing any necessary powers of attorney and executing any other required documents or instruments for such Prosecution.
9.3Patent Enforcement and Defense.
(a)Notice of Patent Infringement and Patent Challenge. Each Party shall give the other Party notice of any known or suspected infringement by a Third Party (“Patent Infringement”) of any Licensed Patent and any known or suspected challenge by a Third Party against the validity or enforceability (“Patent Challenge”) of any Licensed Patent within [***] after such Patent Infringement or Patent Challenge first comes to such Party’s attention.
(b)The Parties’ First Right to Enforce or Defend. A Party shall have the first right, but not the obligation, to bring and control any legal action, including by declaratory judgment action, patent litigation or similar proceeding, in connection with any Patent Infringement or Patent Challenge with respect to the Licensed Patents in such Party’s Respective Territory [***] and discretion as it reasonably determines appropriate. The leading Party shall keep the non-leading Party informed and reasonably consult with the non-leading Party in the course of such legal action. The non-leading Party shall have the right to be represented in any such legal action by counsel of its choice [***].
(c)Settlement. In connection with any such legal action or proceeding, the leading Party shall not enter into any settlement admitting the invalidity or unenforceability of Licensed Patents or in any manner that would impose any liability or obligation on the non-leading Party without the prior written consent of the non-leading Party (such consent not to be unreasonably conditioned, withheld, or delayed).
(d)If the leading Party does not initiate a legal action for Patent Infringement or Patent Challenge with respect to any Licensed Patent within [***] after a notice of such Patent Infringement or Patent Challenge under Section 9.3(a), then the non-leading Party shall have a backup right, but not the obligation, to initiate such legal action [***] .

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(e)Allocation of Recoveries. Any recoveries resulting from such legal action initiated by Licensee or Licensor hereunder relating to Patent Infringement or Patent Challenge of the Licensed Patents, including pursuant to a settlement, shall be applied as follows: (i) [***]; and (ii) [***] shall be allocated as follows: (1) if Licensee initiated the action, [***]; or (2) if Licensor initiated the action, [***].
(f)Cooperation with Patent Enforcement. At the request of the enforcing Party (and [***]), the other Party shall reasonably cooperate and provide any information or assistance in connection with any legal action under this Section 9.3, including executing reasonably appropriate documents, cooperating in discovery and, if required by Applicable Law, joining as a party to the legal action to provide standing, [***].
9.4Third Party Patent Proceedings.
(a)Rights to Challenge Third Party Patents. A Party shall have the sole and exclusive right, but not the obligation, to bring and control any legal action to challenge any Patents controlled by a Third Party in such Party’s Respective Territory, including by declaratory judgment action, patent interference, opposition, pre-issuance submission, ex parte re-examination, post-grant review, inter partes review, patent litigation or similar proceeding, in each case that are necessary or useful to Develop, Manufacture, Commercialize or otherwise Exploit any Licensed Product.
(b)Cooperation. At the request of either Party, the other Party shall cooperate and provide any information or assistance in connection with any legal action under this Section 9.4, including executing reasonably appropriate documents, cooperating in discovery and, if required by Applicable Law, joining as a party to the action [***].
9.5Patents Licensed From Third Parties. Each Party’s rights under this Article 9 with respect to any Licensed Patent that is in-licensed by Licensor from a Third Party under any Upstream License Agreement shall be subject to the rights of such Third Party under the Upstream License Agreement.
9.6Patent Marking. Licensee shall mark the Licensed Products sold in the Licensee Territory with appropriate patent numbers in accordance with the applicable patent marking laws, and shall require all of its Affiliates and Sublicensees to do the same.
9.7Patent Listings. On a Licensed Product-by-Licensed Product basis, as between the Parties, Licensee shall have the sole right to make decisions regarding all patent listings of Product-Specific Patents and Patents within the Joint Invention with Regulatory Authorities with respect to such Licensed Product in the Licensee Territory, except for Product Non-Specific Patents, with respect to which Licensor shall have the sole and exclusive right, but not the obligation, to make all patent listings. Licensor shall cooperate with Licensee’s reasonable requests in connection therewith, including meeting any submission deadlines, to the extent required or permitted by Applicable Laws.
9.8Patent Right Term Extension. On a Licensed Product-by-Licensed Product basis, if elections with respect to obtaining patent term extension or supplemental protection certificates or their equivalents in any country in the Licensee Territory with respect to any Licensed Product becomes available, upon Regulatory Approval or otherwise, then as between

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the Parties, Licensee shall have the sole and exclusive right, but not the obligation, to file for patent term extension or supplemental protection certificates or their equivalents and to determine which issued patent to extend with respect to any Licensed Products in the Licensee Territory, except for Product Non-Specific Patents, with respect which Licensor shall have the sole and exclusive right, but not the obligation, to file for such patent term extension or supplemental protection certificates. Licensor and its Affiliates shall reasonably cooperate with Licensee so as to enable Licensee to exercise its rights under this Section 9.8.
Article 10CONFIDENTIALITY
10.1Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that, for the Term and for a period of [***] thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any Confidential Information of the other Party pursuant to this Agreement.
10.2Exceptions. The foregoing confidentiality and non-use obligations shall not apply to any portion of the Confidential Information that the receiving Party can demonstrate by competent written proof:
(a)was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;
(b)was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;
(c)became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;
(d)is subsequently disclosed to the receiving Party by a Third Party who has a legal right to make such disclosure and is not under an obligation of confidentiality to the disclosing Party; or
(e)is subsequently independently discovered or developed by the receiving Party without the aid, application, or use of the disclosing Party’s Confidential Information, as evidenced by a contemporaneous writing.
10.3Authorized Disclosure. Notwithstanding the obligations set forth in Section 10.1, a Party may disclose the other Party’s Confidential Information, including the terms and conditions of this Agreement, to the extent:
(a)such disclosure is reasonably necessary: (i) for the filing or prosecution of Patents as contemplated by this Agreement; (ii) in connection with regulatory filings for Licensed Products; or (iii) for the prosecuting or defending litigation as contemplated by this Agreement;

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(b)such disclosure is made to Affiliates, officers, employees, contractors, consultants or agents of the Receiving Party who have a need to know such information in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement; provided, in each case, that any such Affiliate, officer, employee, contractor, consultant or agent agrees to be bound by terms of confidentiality and non-use comparable in scope to those set forth in this Article 10;
(c)with respect to the reports provided by Licensee to Licensor under Section 4.5 or Section 8.3(d), such disclosure is made to any of Licensor’s licensors under any Upstream License Agreements existing as of the Effective Date as required under the terms of such applicable Upstream License Agreements, or to any of Licensor’s potential or actual investors in connection with any financing transaction in which Licensor would assign its right to receive payments under this Agreement or grant any security interest in its rights, title and interest in this Agreement;
(d)[***];
(e)such disclosure is required by judicial or administrative process relating to or arising from this Agreement (including any enforcement hereof), or to comply with applicable court orders, provided that in such event such Party shall promptly inform the other Party such required disclosure and provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Article 10, and the Party disclosing Confidential Information pursuant to law or court order shall take all steps reasonably necessary, including seeking of confidential treatment or a protective order to ensure the continued confidential treatment of such Confidential Information; or
(f)with respect to the terms and conditions of this Agreement and any Confidential Information relating to this Agreement or the transactions contemplated by this Agreement, such disclosure is required in the reasonable opinion of such Party’s counsel, to comply with the rules and regulations promulgated by the United States Securities and Exchange Commission or the Nasdaq Stock Market or similar security regulatory authorities or stock market in other Countries, including as a result of any actions taken by a Party not in violation of this Agreement. If a Party intends to disclose this Agreement or any of its terms or other such information in accordance with this Section 10.3(f) such Party will, except where impracticable or not legally permitted, give reasonable advance notice to the other Party of such disclosure, provide a draft of the disclosure to the other Party reasonably in advance of such filing or disclosure for the other Party’s review and comment. The non-disclosing Party will provide any comments as soon as practicable, and the disclosing Party will consider in good faith any timely comments provided by the non-disclosing Party. The disclosing Party shall seek confidential treatment of portions of this Agreement or such terms or information, as may be reasonably requested by the other Party in a timely manner.
10.4Scientific Publication. If either Party intends to publish any data generated from any Clinical Trial of a Licensed Product by or on behalf of such Party (“Proposed Publication”), such Party shall provide the other Party with a copy of such to-be-published data prior to publication. The proposing Party shall provide the other Party with a copy of such Proposed Publication at least [***] prior to the earlier of its presentation or intended submission for publication; provided that in the case of abstracts, this period shall be at least [***] (such

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applicable period, the “Review Period”). The proposing Party agrees that it shall not submit or present any Proposed Publication (i) until the other Party has provided written comments during such Review Period on the material in such Proposed Publication or (ii) until the applicable Review Period has elapsed without written comments from the other Party, in which case the proposing Party may proceed and the Proposed Publication shall be considered approved in its entirety. If the proposing Party receives written comments from the other Party during the applicable Review Period, it shall consider the comments of the other Party in good faith, but shall retain the sole authority to submit the manuscript for such Proposed Publication; provided that the proposing Party agrees to (A) delete any Confidential Information of the other Party that the other Party identifies for deletion in the other Party’s written comments, (B) delete any non-clinical data, Clinical Trial data, results, or conclusions that do not relate to the Development of a Licensed Product in the proposing Party’s Respective Territory or result from any Clinical Trial conducted in the proposing Party’s Respective Territory, and (C) delay such Proposed Publication for a period of up to an additional [***] after the end of the applicable Review Period to enable the other Party to draft and file patents with respect to any subject matter to be made public in such Proposed Publication and to which the other Party has the applicable intellectual property rights to file such patents. The proposing Party shall provide the other Party a copy of the Proposed Publication at the time of the submission or presentation. The proposing Party shall require its Affiliates, (sub)licensees (in case that Licensor is the proposing Party), Sublicensees (in case that Licensee is the proposing Party) and contractors to comply with the obligations of this Section 10.4 as if they were the proposing Party, and shall be liable for their non-compliance.
10.5Publicity. The Parties have agreed on language of a joint press release announcing this Agreement, which is attached hereto as Schedule 10.5. Subject to Section 10.4, if a Party intends to issue any press release or other public statement in connection with its Development, Commercialization or other Exploitation of the Licensed Compounds or Licensed Products, such Party shall provide the other Party with at least [***] prior written notice, except that if such press release or public statement is required by applicable securities laws (including disclosure requirements of the U.S. Securities and Exchange Commission, Hong Kong Stock Exchange or any stock exchange on which securities issued by such Party or its Affiliates are traded), then such Party shall provide prior written notice to the other Party to the extent permitted by applicable securities laws. After a press release or public statement has been made by a Party, the other Party may post or refer to such press release or public statement or a link to it on its corporate website without the prior notice to or consent of the first posting Party. No Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employee(s) for publicity or promotional purposes, without the prior express written permission of the other Party, except as may be required by Applicable Laws.
10.6Publication and Listing of Clinical Trials. Each Party agrees to comply, with respect to the listing of Clinical Trials or the publication of Clinical Trial results with respect to Licensed Products and to the extent applicable to its activities conducted under this Agreement, with any Applicable Law or applicable court order, stipulations, consent agreements and settlements entered into by such Party; provided that any listings or publications made pursuant to this Section 10.6 shall be considered a publication hereunder and shall be subject to Section 10.5.
10.7Prior CDA. This Agreement supersedes the Mutual Confidential Disclosure Agreement between Licensor and Licensee, dated [***] (the “Prior CDA”) with respect to

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information disclosed thereunder. All information exchanged between the Parties under the Prior CDA shall be deemed Confidential Information of the disclosing Party and shall be subject to the terms of this Article 10. This Section 10.6 is without prejudice to any accrued rights under the Prior CDA and shall not be deemed to have released or discharged any accrued liabilities of any Party under the Prior CDA.
10.8Equitable Relief. Each Party acknowledges that a breach of this Article 10 cannot reasonably or adequately be compensated in damages in an action at law and that such a breach shall cause the other Party irreparable injury and damage. By reason thereof, each Party agrees that the other Party shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of the obligations relating to Confidential Information set forth herein.
Article 11REPRESENTATIONS AND WARRANTIES
11.1Representations and Warranties of Each Party. Each Party represents, warrants, and covenants (as applicable) to the other Party as of the Effective Date that: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not and will not conflict with any agreement, instrument, or understanding, oral or written, to which it is or may become a party or by which it may be or become bound.
11.2Representations and Warranties of Licensor. Licensor represents, warrants, and covenants (as applicable) to Licensee, except as otherwise disclosed in Schedule 11.2, that:
(a)Licensor is the sole and exclusive owner or exclusive licensee of the Licensed Know-How and Licensed Patents, all of which are free and clear of any liens, charges and encumbrances, and as of the Effective Date all Development activities relating to the Licensed Compounds are conducted by or on behalf of Licensor. Licensor has the right under all Third Party agreements relating to the Licensed Compounds necessary to effect the grant to Licensee of the rights and licenses granted pursuant to Section 2.1;
(b)Licensor has set forth, in Schedule 1.45, a complete and accurate list of all the Licensed Patents existing as of the Effective Date (including title, all inventors, owners, assignees, filing date, grant date, expiration date and status);
(c)Licensor has properly filed, prosecuted and maintained the Licensed Patents existing as of the Effective Date;
(d)Licensor has complied with all duties of disclosure and has not engaged in any inequitable conduct with respect to all Licensed Patents existing as of the Effective Date;
(e)all Licensed Patents listed in Schedule 1.45 that have been issued as of the Effective Date are in full force and effect and are, to Licensor’s knowledge, valid and enforceable;

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(f)[***];
(g)[***];
(h)[***];
(i)[***];
(j)to Licensor’s knowledge, none of Licensor, its Representatives, or any other person used by Licensor in the performance of this Agreement has been or is (i) debarred, convicted, or is subject to a pending debarment or conviction, pursuant to section 306 of the United States Food Drug and Cosmetic Act, 21 U.S.C. § 335a, (ii) listed by any government or regulatory agencies as ineligible to participate in any government healthcare programs or government procurement or non-procurement programs (as that term is defined in 42 U.S.C. 1320a-7b(f)), or excluded, debarred, suspended or otherwise made ineligible to participate in any such program, or (iii) convicted of a criminal offense related to the provision of healthcare items or services, or is subject to any such pending action. Licensor agrees to inform Licensee in writing promptly if Licensor or any person who is performing activities on its behalf under the Agreement is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending or threatened;
(k)Schedule 1.85 sets forth all Upstream License Agreements as of the Effective Date. The agreements set forth on Schedule 1.85 are all contracts and agreements between Licensor or any of its Affiliates and a Third Party pursuant to which Licensor or any of its Affiliates Control any material Licensed Technology as of the Effective Date. All Upstream License Agreements are in full force and effect and, [***];
(l)[***]; and
(m)no funding, facilities, or personnel of any governmental authority or any public or private educational or research institutions were used to develop or create any Licensed Technology, and neither Licensor nor any of its Affiliates has entered into a government funding relationship that would result in rights to any Licensed Products residing in the U.S. Government, the National Institutes of Health, or other agency, and the licenses granted hereunder are not subject to overriding obligations to the U.S. Government as set forth in Public Law 96-517 (35 U.S.C. §§ 200-204), or any similar obligations under the laws of any other country in the Territory; and
(n)[***].
11.3Representations and Warranties of Licensee. Licensee represents, warrants, and covenants (as applicable) to Licensor as of the Effective Date, except as otherwise disclosed in Schedule 11.3, that:
(a)[***];
(b)there is no pending or, to Licensee’s actual knowledge, threatened (in writing), adverse actions, claims, suits or proceedings against Licensee or any of its Affiliate that involve any antitrust, anti-competition, anti-bribery or corruption violations or that may

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reasonably be expected to adversely affect Licensee’s ability to perform its obligations under this Agreement; and
(c)neither Licensee nor any of its Affiliates is, or has been, debarred or disqualified by any Regulatory Authority.
11.4Covenants of Licensor. In addition to any covenants made by Licensor elsewhere in this Agreement, Licensor hereby covenants to Licensee that:
(a)Licensor will not enter into any agreement with any Third Party that is in conflict with the rights granted to Licensee under this Agreement [***].
(b)(i) [***], (ii) [***], and (iii) it will, and will cause its Affiliates to, maintain in full force and effect and in good standing all Upstream License Agreements.
(c)Licensor shall promptly notify Licensee in the event it receives notice from a counterparty of any breach of any of the Upstream License Agreements and all further correspondence related to such breach including regarding attempts to cure, termination notice, or the like. At the reasonable written request of Licensee, on a case-by-case basis with respect to a given Upstream License Agreement, [***]. For clarity, such upstream licensor shall have no obligation with respect to such direct license that is greater than or in addition to its obligations under the Upstream License Agreement, and Licensee will not be required to assume or bear obligations with respect to such direct license that are greater than or in addition to Licensor’s obligations under the Upstream License Agreement.
11.5Mutual Covenant. Each Party hereby covenants to the other Party that it shall conduct, and shall cause its Affiliates, and sublicensees to conduct all activities under this Agreement with respect to the Licensed Products in the Field in its Respective Territory in compliance with all Applicable Laws, all applicable national and international guidelines (including GCP, cGMP, GLP, all applicable ICH guidelines and other good scientific, laboratory, manufacturing and clinical practices under the Applicable Laws of the region in which such activities are conducted), and any Regulatory Authority and Governmental Authority health care programs having jurisdiction, each as may be amended from time to time.
11.6NO OTHER WARRANTIES. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY. ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED. Licensee acknowledges and agrees that the Licensed Compounds and Licensed Products are the subject of ongoing research and development, and that Licensor cannot assure the safety, usefulness or successful Development or Commercialization of any Licensed Compound or Licensed Product.
Article 12INDEMNIFICATION

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12.1Indemnification by Licensee. Licensee shall indemnify and hold harmless Licensor, its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “Licensor Indemnitee(s)”) from and against all costs, losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) payable to Third Parties incurred in connection with any claims, demands, actions or other proceedings by any Third Party (individually and collectively, “Losses”) to the extent arising from:
(a)the Development, Manufacture or Commercialization of any Licensed Compound or Licensed Product by or on behalf of Licensee or any of its Affiliates or Sublicensees, including product liability claims relating to any Licensed Compound or Licensed Product in the Licensee Territory;
(b)the [***], [***] or willful misconduct of any Licensee Indemnitee in the performance of this Agreement; or
(c)[***];
except in each case, to the extent such Losses result from any activities set forth in Section 12.2 for which Licensor is obligated to indemnify any Licensee Indemnitee.
12.2Indemnification by Licensor. Licensor shall indemnify and hold harmless Licensee, its Affiliates and licensees, and their directors, officers, employees and agents (individually and collectively, the “Licensee Indemnitee(s)”) from and against all Losses to the extent arising from:
(a)the Development, Manufacture or Commercialization of any Licensed Compound or Licensed Product by or on behalf of Licensor or any of its Affiliates, licensees or sublicensees, including product liability claims relating to any Licensed Compound or Licensed Product;
(b)the [***], [***] or willful misconduct of any Licensor Indemnitee in the performance of this Agreement; or
(c)[***];
except in each case to the extent such Losses result from any activities set forth in Section 12.1 for which Licensee is obligated to indemnify the Licensor Indemnitee.
12.3Indemnification Procedure. If either Party is seeking indemnification under Sections 12.1 or 12.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to such Section within [***] after receiving notice of the claim (it being understood and agreed, however, that the failure or delay by an Indemnified Party to give such notice of a claim shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been prejudiced as a result of such failure or delay to give notice). The Indemnifying Party shall have the right to assume the defense of any such claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to

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participate, at its own expense and with counsel of its choice, in the defense of any claim that has been assumed by the Indemnifying Party. Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld or delayed. If the Parties cannot agree as to the application of Sections 12.1 or 12.2 as to any claim, pending resolution of the dispute pursuant to Article 14, the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Sections 12.1 or 12.2 upon resolution of the underlying claim.
12.4Mitigation of Loss. Each Indemnified Party shall take and shall procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any claims (or potential losses or damages) under this Article 12. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.
12.5Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, [***].
12.6Insurance. Each Party, [***], shall maintain clinical trial and other appropriate insurance in an amount consistent with industry standards during the Term. Each Party shall promptly provide a certificate of insurance evidencing such coverage to the other Party upon such other Party’s request.
Article 13TERM AND TERMINATION
13.1Term. The term of this Agreement shall commence upon the Effective Date and continue in full force and effect, on a Licensed Product-by-Licensed Product and Region-by-Region basis, until the expiration of the Royalty Term for such Licensed Product in such Region, unless earlier terminated as set forth in Section 13.2 below (the “Term”). Upon expiration (but not earlier termination) of the Royalty Term with respect to a particular Licensed Product in a particular Region, the license granted by Licensor to Licensee under Section 2.1 with respect to such Licensed Product in such Region shall become non-exclusive, fully paid-up, freely sublicensable (through multiple tiers), royalty-free, perpetual and irrevocable.
13.2Termination.
(a)Termination by Licensee for Convenience. Prior to [***], Licensee may terminate this Agreement in its entirety by providing at least [***] written notice of termination to Licensor. [***], Licensee may terminate this Agreement in its entirety by providing at least [***] written notice of termination to Licensor.
(b)Termination for Material Breach. A Party shall have the right to terminate this Agreement (in its entirety or on a Licensed Product-by-Licensed Product and Region-by-Region basis) upon written notice to the other Party if such other Party is in material breach of this Agreement and has not cured such breach within [***] (or [***] with respect to any breach of payment obligations hereunder) after written notice from the terminating Party

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requesting cure of the breach. Any such termination shall become effective at the end of the applicable curing period unless the breaching Party has cured such breach prior to the end of such curing period. In the event that the breaching Party disputes the existence of material breach or the failure to cure such material breach by initiating arbitration proceedings pursuant to Section 14.3 within the cure period, the non-breaching Party shall not have the right to terminate in accordance with this paragraph (b) unless and until the relevant dispute has been resolved pursuant to Section 14.3. During the pendency of such dispute, the applicable cure period shall be tolled, all the terms of this Agreement shall remain in effect, and the Parties shall continue to perform all of their respective obligations hereunder.
(c)Termination for Bankruptcy. A Party shall have the right to terminate this Agreement upon written notice to the other Party upon the filing or institution of bankruptcy, reorganization, dissolution, liquidation or winding up of such other Party, or the making or seeking to make or arrange an assignment of a substantial portion of such other Party’s assets for the benefit of creditors of such other Party, or the initiation of proceedings in voluntary or involuntary bankruptcy against such other Party, or is adjudged bankrupt, or the appointment of a receiver or trustee of such other Party’s property, in each case that is not discharged within [***].
(d)Termination for Patent Challenge. Licensor shall have the right to terminate this Agreement in its entirety immediately upon written notice to Licensee if Licensee or any of its Affiliates or Sublicensees, directly or indirectly through any Third Party, commences any interference, invalidation or opposition proceeding with respect to, challenges the validity or enforceability of, or opposes any extension of, or the grant of a supplementary protection certificate with respect to, any Licensed Patents unless Licensee or its applicable Affiliate or Sublicensee withdraws, cancels or otherwise terminates such patent challenge within thirty [***] following Licensor’s notice; provided that Licensee shall be deemed to have fulfilled its obligation to “withdraw, cancel or otherwise terminate” such patent challenge within such [***] period if Licensee terminates the applicable sublicense agreement within such [***] period.
13.3Effect of Termination.
(a)Upon any termination of this Agreement:
(i)Licenses. All licenses and other rights granted by Licensor to Licensee under this Agreement shall terminate, except as required for Licensee, its Affiliates and/or its Sublicensees to perform any of its obligations that survive termination, including to continue to complete or wind down any ongoing clinical trials for any Licensed Product, as may be required by Applicable Law or ethical principles.
(ii)Survival of Sublicenses. Any existing Sublicense granted by Licensee under Section 2.2 of this Agreement (and any further sublicenses thereunder) shall, if and upon the written request of Licensor, remain in full force and effect; provided that (A) such Sublicensee is not then in breach of its sublicense agreement (and, in the case of termination by Licensor for breach by Licensee, that such Sublicensee and any further sublicensees did not cause the breach that gave rise to the termination by Licensor); and (B) and such Sublicensee agrees that Licensor shall assume the rights of Licensee under the terms and conditions of such sublicense agreement.

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(iii)Return of Confidential Information. No later than [***] after the effective date of termination, each Party shall return or cause to be returned to the other Party, or destroy, all Confidential Information received from the other Party and all copies thereof; provided, however, that each Party may retain any Confidential Information reasonably necessary for such Party’s ongoing obligations and rights under this Agreement which do not terminate, and each Party may keep one (1) copy of Confidential Information received from the other Party in its confidential files for record purposes and such copy shall remain subject to Article 10 of this Agreement.
(iv)As promptly as practicable (and in any event within [***] after such termination, [***], Licensee shall: (A) to the extent not previously provided to Licensor, deliver to Licensor copies of all regulatory filings and registrations (including Regulatory Approvals) for the Licensed Products in the Territory, and disclose to Licensor all data generated in any Preferred Clinical Trials related to the Licensed Products conducted by or on behalf of Licensee or its Affiliates or Sublicensees to the extent not previously disclosed to Licensor; (B) transfer or assign, or cause to be transferred or assigned, to Licensor or its designee (or to the extent not so assignable, take reasonable actions to make available to Licensor or its designee the benefits of) all regulatory filings and registrations (including Regulatory Approvals) for the Licensed Products in the Territory, whether held in the name of Licensee or its Affiliate, or as directed by Licensor in its sole discretion, provide Licensor with a right of reference with respect to any such regulatory filings and registrations at no cost to Licensor; and (C) take such other actions and execute such other instruments, assignments and documents as may be necessary to effect, evidence, register and record the transfer, assignment or other conveyance of rights under this clause (a) to Licensor.
(v)If, at the time of such termination, Licensee or its Affiliates are conducting any Clinical Trials of any Licensed Product, then, at Licensor’s election on a Clinical Trial-by-Clinical Trial basis to the extent delivered on or before the effective date of termination or within the [***] period immediately thereafter: (A) to the extent permissible under Applicable Law and commercially feasible, Licensee shall, and shall cause its Affiliates to, cooperate with Licensor to transfer the conduct of such Clinical Trial to Licensor or its designees and complete such transfer promptly and, in any case, within [***] after the termination effective date; and (B) Licensee shall orderly wind-down the conduct of any such Clinical Trial that is not assumed by Licensor under subclause (A) above.
(b)If Licensor terminates this Agreement pursuant to Section 13.2(b), 13.2(c), or 13.2(d), or if Licensee terminates this Agreement pursuant to Section 13.2(a), without prejudice to the general provisions set forth in Section 13.3(a), the following special provisions shall apply:
(i)Reversion License. Licensee shall, and it hereby does, effective as of such termination, grant to Licensor a non-exclusive, royalty-free, fully paid, irrevocable, perpetual license, with the right to sublicense through multiple tiers of sublicense, under the Licensee Arising Technology, to Develop, Manufacture and Commercialize the Licensed Compounds and Licensed Products worldwide. Upon Licensor’s request, Licensee shall [***] commercially reasonable financial terms upon which Licensee would grant to Licensor [***], then either Party may submit such matter to baseball arbitration in accordance with Schedule 14.3(g) for resolution, and the financial terms determined thereby shall be binding on the Parties.

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(ii)Transfer of Licensee Arising Technology. Promptly following the Parties’ agreement on the financial terms of [***], Licensee shall promptly disclose and transfer to Licensor all Licensee Arising Technology, to the extent not previously disclosed and transferred to Licensor.
(iii)Product Marks. Licensee shall transfer and assign to Licensor, [***], all Product Marks relating to any Licensed Product and any applications therefor. Licensor shall have the right to use other identifiers specific to any Licensed Product (e.g., Licensee compound identifiers). Licensee shall also transfer to Licensor any in-process applications for generic names for any Licensed Product.
(iv)Third Party Contracts. At Licensor’s election and request, Licensee shall assign to Licensor any Third Party contract that relates to the Development, Manufacture, or Commercialization of the Licensed Compound or Licensed Products, or to the extent any such Third Party contract is not assignable to Licensor, reasonably cooperate with Licensor to facilitate Licensor’s entry into a separate agreement with such Third Party directly.
(v)Inventory. At Licensor’s election and request, Licensee shall transfer to Licensor or its designee part or all inventory of the Licensed Products then in the possession or control of Licensee, its Affiliates or Sublicensees; provided that, [***].
(c)If Licensee terminates this Agreement pursuant to Section 13.2(b), without prejudice to the general provisions set forth in Section 13.3(a), the following special provisions shall apply:
(i)Reversion License. Upon Licensor’s written request to Licensee, Licensee and Licensor [***]. If the Parties fail to reach an agreement on the financial terms of such post-termination license granted by Licensee within the [***] period, then either Party may submit such matter to baseball arbitration in accordance with Schedule 14.3(g) for resolution, and the financial terms determined thereby shall be binding on the Parties.
(ii)Transfer of Licensee Arising Technology. Promptly following the Parties’ agreement on the financial terms of the foregoing [***], Licensee shall promptly disclose and transfer to Licensor all Licensee Arising Technology, to the extent not previously disclosed and transferred to Licensor.
13.4Survival. Expiration or termination of this Agreement shall not relieve the Parties of any liability (including, without limitation, any payment obligation or liability for breach of this Agreement) accruing prior to such expiration or termination. Without limiting the foregoing, the following provisions shall survive the termination or expiration of this Agreement for any reason: Section 2.3, Section 2.5, Section 8.7, Section 8.8, Section 9.1 (with respect to Inventions created prior to termination or expiration), Section 11.6, Section 13.3, Section 13.4, Section 13.5, Section 13.6, Article 1, Article 10, Article 12, Article 14, and Article 15.
13.5Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies shall remain available except as agreed to otherwise herein.

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13.6Rights Upon Bankruptcy. In the event a Party is bankrupted or a bankrupt proceedings is commenced by or against such Party or its Affiliates or any country or jurisdiction, all rights under this Agreement shall be fully exercisable and the bankrupt Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) shall continue to perform all of the obligations provided in this Agreement to be performed by such Party. If the bankrupt Party and its successors and assigns are restricted by Applicable Laws from performing its obligations hereunder and the other Party elects to retain its rights hereunder, then the bankrupt Party shall provide to the other Party copies of all information necessary for such other Party to prosecute, maintain and enjoy its rights under the terms of this Agreement promptly upon such other Party’s written request therefor. All rights, powers and remedies of the non-bankrupt Party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity. Additionally, all rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. Each Party shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code or equivalent legislation in any other jurisdiction. Upon the bankruptcy of either Party, the other Party shall further be entitled to a complete duplicate of (or complete access to, if the other Party is an ongoing concern) all such intellectual property for which a license has been granted to such Party hereunder, and such, if not already in its possession, shall be promptly delivered to such other Party, unless the Party in bankruptcy elects to continue, and continues, to perform all of its obligations under this Agreement.
Article 14DISPUTE RESOLUTION
14.1Disputes. The Parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either Party’s rights or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 14 to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, if and when a dispute arises under this Agreement.
14.2Internal Resolution. With respect to all disputes arising between the Parties under this Agreement, including, without limitation, any alleged breach under this Agreement or any issue relating to the interpretation or application of this Agreement, if the Parties are unable to resolve such dispute within [***] after such dispute is first identified by either Party in writing to the other, the Parties shall refer such dispute to the Senior Officers of the Parties for attempted resolution by good faith negotiations within [***] after such notice is received.
14.3Binding Arbitration.
(a)If the Parties fail to resolve the dispute through escalation to the Senior Officers under Section 14.2, and a Party desires to pursue resolution of the dispute, the dispute shall be submitted by either Party for resolution in arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) under the arbitration rules of HKIAC then in force.

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(b)The arbitration shall be conducted by a panel of three arbitrators experienced in the pharmaceutical business: within [***] after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator (who shall be the chairperson of the arbitration panel) within [***] of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by HKIAC. If, however, the aggregate award sought by the Parties is less than [***] and [***], the arbitration shall be conducted by a single arbitrator agreed by the Parties (or appointed by HKIAC if the Parties cannot agree).
(c)The seat and location of the arbitration shall be Hong Kong and the language of the proceedings shall be English. The arbitral tribunal shall determine the dispute by applying the provisions of this Agreement and the governing law set forth in Section 15.5. The Parties agree that any award or decision made by the arbitral tribunal shall be final and binding upon them and may be enforced in the same manner as a judgment or order of a court of competent jurisdiction.
(d)By agreeing to arbitration, the Parties shall not deprive any court of its jurisdiction to issue, at the request of a Party, a pre-arbitral injunction, pre-arbitral attachment or other injunctive or equitable relief. Without prejudice to such equitable remedies in aid of arbitration as may be available under the jurisdiction of a competent court, the arbitral tribunal shall have full authority to grant equitable remedies and to award damages for the failure of any Party to the dispute to respect the arbitral tribunal’s order to that effect.
(e)[***].
(f)Notwithstanding anything in this Section 14.3, in the event of a dispute with respect to the validity, scope, enforceability or ownership of any Patent or other intellectual property rights, and such dispute is not resolved in accordance with Section 14.2, such dispute shall not be submitted to an arbitration proceeding in accordance with this Section 14.3, unless otherwise agreed by the Parties in writing, and instead either Party may initiate litigation in a court of competent jurisdiction in any country or jurisdiction in which such rights apply.
(g)Notwithstanding anything to the contrary herein, in the event of a dispute under Section 13.3(b) and such dispute is not resolved in accordance with Section 14.2, such dispute shall not be submitted to an arbitration proceeding in accordance with this Section 14.3, and instead shall be resolved in accordance with the baseball arbitration procedures set forth in Schedule 14.3(g).
Article 15MISCELLANEOUS
15.1Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including embargoes, war, acts of war (whether war be declared or not), insurrections, riots, pandemic, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God or any other deity, or acts, omissions or delays in acting by any Governmental Authority. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and

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shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.
15.2Assignment.
(a)Except as express permitted herein, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party. Licensor may assign without the prior consent of Licensee its right to receive payments under this Agreement or grant any security interest in its rights, title and interest in this Agreement (such security interest being expressly subordinate, and subject, to the rights granted under this Agreement), in whole or in part and in their entirety or in portions, to an investor in connection with a financing transaction; provided that Licensor has given Licensee a prior written notice regarding such assignment. Any attempted assignment not in accordance with this Section 15.2 shall be null and void and of no legal effect. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns.
(b)Notwithstanding the foregoing, either Party may, without consent of the other Party, assign this Agreement and its rights hereunder in whole or in part to an Affiliate of such Party, or in whole to its successor-in-interest in connection with a Change of Control transaction or the sale of all or substantially all of its assets to which this Agreement relates, whether in a sale of stock, sale of assets, business combination, reorganization, or other transaction or series of related transactions (in case of an assignment by Licensee (including by operation of law or otherwise).
15.3Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.
15.4Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally recognized overnight (or 2-day for international) courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
If to Licensor:
300 Fifth Avenue
Waltham, MA 02451
Attn: [***]
Email: [***]
    With a copy, which shall not constitute notice, to:

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        Asher M. Rubin
        Sidley Austin LLP
        2850 Quarry Lake Drive, Suite 280
        Baltimore, MD 21209

If to Licensee:
Sichuan Kelun-Biotech Biopharmaceutical Co., Ltd.
No.666, Xinhua Avenue (Section 2)
Haixia Industrial Park, Wenjiang District
Chengdu, Sichuan 611138
Attn: [***]
Email: [***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a Business Day; (b) on the [***] after dispatch if sent by internationally recognized overnight courier; or (c) on the [***] following the date of mailing if sent by mail.
15.5Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to any rules of conflict of laws and excluding the United Nations Convention on Contracts for the International Sales of Goods.
15.6Entire Agreement; Amendments. The Agreement, together with the Exhibits and Schedules attached hereto, contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, with regard to the subject matter hereof (including the licenses granted hereunder) are superseded by the terms of this Agreement. Neither Party is relying on any representation, promise, nor warranty not expressly set forth in this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties hereto.
15.7Headings. The captions to the several Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the Sections of this Agreement.
15.8Independent Contractors. It is expressly agreed that Licensor and Licensee shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Licensor nor Licensee shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

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15.9Waiver. The waiver by either Party of any right hereunder, or the failure of the other Party to perform, or a breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.
15.10Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.
15.11Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.
15.12Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.
15.13Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as necessary or appropriate in order to carry out the purposes and intent of this Agreement.
15.14Construction. Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person shall be construed to include the person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Schedules, or Exhibits shall be construed to refer to Sections, Schedules or Exhibits of this Agreement, and references to this Agreement include all Schedules and Exhibits hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree”, “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or Section, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or.”

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15.15Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each Party shall be entitled to rely on the delivery of executed counterpart signature pages of this Agreement by means of industry standard electronic signature software complying with the ESIGN Act of 2000 (such as DocuSign) or by exchanging executed signature pages in .pdf format via e-mail, and such electronic copies shall be legally effective to create a valid and binding agreement between the Parties.
[Signature Page Follows]

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In Witness Whereof, the Parties intending to be bound have caused this License Agreement to be executed by their duly authorized representatives as of the Effective Date.

Crescent Biopharma Operating Company, LLC By: /s/ Joshua Brumm Name: Joshua Brumm Title: Chief Executive Officer Date: December 2, 2025	Sichuan Kelun-Biotech Biopharmaceutical Co., Ltd. By: /s/ Junyou Ge Name: Junyou Ge Title: CEO Date: December 2, 2025

[Signature page to License Agreement]

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List of Schedules
Schedule 1.37        [***]
Schedule 1.44        [***]
Schedule 1.45        Existing Licensed Patents
Schedule 1.85        Upstream License Agreements
Schedule 4.2        Initial Development Plans
Schedule 6.2(a)    [***]
Schedule 10.5        Press Release
Schedule 11.2        Exceptions to Representations and Warranties of Licensor
Schedule 11.3        Exceptions to Representations and Warranties of Licensee
Schedule 14.3(g)    Baseball Arbitration

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Schedule 1.37
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Schedule 1.44
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[***]

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Schedule 1.45
Existing Licensed Patents
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Schedule 1.85
Upstream License Agreements
[***]

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Schedule 4.2
Initial Development Plans
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Schedule 6.2(a)
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Schedule 10.5
Press Release

Kelun-Biotech and Crescent Biopharma Announce Strategic Partnership to Develop and Commercialize Novel Oncology Therapeutics
Companies to advance CR-001, a PD-1 x VEGF bispecific antibody, and SKB105, an integrin beta-6-directed antibody-drug conjugate (ADC), in global markets and China
Collaboration designed to accelerate and expand the development of synergistic combinations with CR-001 and ADCs, including SKB105

CR-001 and SKB105 on track to enter Phase 1/2 monotherapy clinical trials in Q1 2026 with combination studies to follow

Chengdu, China and Waltham, Mass., December 4, 2025 – Sichuan Kelun-Biotech Biopharmaceutical Co., Ltd. ("Kelun-Biotech", 6990.HK), which focuses on the R&D, manufacturing, commercialization and global collaboration of innovative biological drugs and small molecule drugs, and Crescent Biopharma, Inc. (“Crescent”) (Nasdaq: CBIO), a biotechnology company dedicated to rapidly advancing the next wave of therapies for cancer patients, today announced that the companies have entered into a strategic partnership to develop and commercialize oncology therapeutics, including novel combinations.

The partnership involves Crescent’s CR-001, a PD-1 x VEGF bispecific antibody, and Kelun-Biotech’s SKB105, an integrin beta-6 (ITGB6)-directed antibody-drug conjugate (ADC) with a topoisomerase payload. Both candidates are being developed for the treatment of solid tumors and are expected to enter Phase 1/2 monotherapy clinical trials in the first quarter of 2026.

Under the terms of the collaboration, Crescent has granted Kelun-Biotech exclusive rights to research, develop, manufacture and commercialize CR-001 in Greater China (including mainland China, Hong Kong, Macau and Taiwan). In addition, Kelun-Biotech has granted Crescent exclusive rights to research, develop, manufacture and commercialize SKB105 in the United States, Europe and all other markets outside of Greater China. The partnership includes the development of these candidates as monotherapies, and also the evaluation of CR-001 in combination with SKB105.Both Crescent and Kelun-Biotech have the right to independently develop CR-001 in additional combinations, including combinations of CR-001 with proprietary ADC pipeline assets.

Dr. Michael Ge, chief executive officer of Kelun-Biotech, said, “We are pleased to have entered into a partnership with Crescent for two innovative assets, CR-001 and SKB105. This collaboration complements and strengthens our differentiated oncology pipeline by the addition of CR-001 and also enables us to advance the development of SKB105 in the global market, bolstering its potential commercial value and our global collaboration network. Our creative global partnership combines the capabilities of both companies to explore

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novel monotherapies and combination strategies for tumor treatments with SKB105 and CR-001. By leveraging China’s abundant clinical resources and execution efficiency, we aim to expedite clinical development while rigorously maintaining the highest global standards. We believe this partnership creates a powerful synergy to maximize the potential of these two drug candidates for the treatment of patients in both China and the rest of the world."
“We are thrilled to be partnering with Kelun-Biotech, an established leader in the development and commercialization of ADCs who shares our commitment to bringing next generation therapeutics that can improve outcomes for people living with cancer,” said Joshua Brumm, chief executive officer of Crescent. “This collaboration expands our pipeline with the addition of SKB105, furthers our strategy of advancing multiple modalities across our portfolio, and accelerates our efforts to deliver synergistic combinations with CR-001, which has the potential to be a foundational backbone therapy. We look forward to working with Kelun-Biotech to drive innovative therapeutics with the potential to address multiple tumor types and transform cancer care.”
Under the collaboration, Kelun-Biotech will receive an upfront payment of US$80 million from Crescent and is also eligible to receive additional milestones of up to US$1.25 billion, plus tiered middle single-digit to low double-digit royalties on net sales of SKB105. Kelun-Biotech is also eligible to receive additional payment from Crescent if Crescent undergoes a near-term change of control or enters into a sublicense agreement with a third party. Crescent will receive an upfront payment of US$20 million from Kelun-Biotech and is also eligible to receive additional milestones of up to US$30 million, plus tiered low to middle single digit royalties on net sales of CR-001.

About CR-001

CR-001 is a tetravalent bispecific antibody being developed for the treatment of solid tumors that combines two complementary, validated mechanisms in oncology via a blockade of PD-1 and VEGF. PD-1 checkpoint inhibition is aimed at restoring T cells’ ability to recognize and destroy tumor cells, and blocking VEGF is intended for reducing blood supply to tumor cells and inhibiting tumor growth.

CR-001 was designed to replicate the cooperative pharmacology of ivonescimab, which demonstrated superior efficacy compared to a PD-1 monoclonal antibody, in a large, third-party Phase 3 trial in non-small cell lung cancer (NSCLC). 1 In preclinical studies, CR-001 demonstrated cooperative pharmacology with increased binding to PD-1 and signal blockade in the presence of VEGF as well as robust anti-tumor activity. CR-001’s anti-VEGF activity may also normalize the vasculature at the tumor site, which has the potential to improve the localization and effectiveness of combination therapies, such as the administration of CR-001 with antibody-drug conjugates (ADCs). A global Phase 1/2 trial of CR-001 in patients with solid tumors is anticipated to commence in the first quarter of 2026.

About SKB105 (also known as CR-003)

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SKB105 is a differentiated ADC targeting integrin beta-6 (ITGB6) with a topoisomerase 1 inhibitor payload. ITGB6 is overexpressed in many solid tumors, but shows minimal to no expression in most normal tissues, thereby potentially reducing the risk of systemic toxicity and off-target effects. SKB105 consists of an anti-ITGB6 fully human IgG1 monoclonal antibody conjugated via a stable, clinically validated cleavable linker. The molecule incorporates proprietary Kthiol® irreversible conjugation technology, designed to enhance stability and tumor-specific payload delivery while reducing adverse effects. SKB105 demonstrated a favorable efficacy, safety, and pharmacokinetic (PK) profile in preclinical models. A Phase 1/2 clinical trial of SKB105 in patients with solid tumors is anticipated to commence in the first quarter of 2026.
About Kelun-Biotech

Kelun-Biotech (6990.HK) is a holding subsidiary of Kelun Pharmaceutical (002422.SZ), which focuses on the R&D, manufacturing, commercialization and global collaboration of innovative biological drugs and small molecule drugs. Kelun-Biotech focuses on major disease areas such as solid tumors, autoimmune, inflammatory, and metabolic diseases, and in establishing a globalized drug development and industrialization platform to address the unmet medical needs in China and the rest of world. Kelun-Biotech is committed to becoming a leading global enterprise in the field of innovative drugs. At present, Kelun-Biotech has more than 30 ongoing key innovative drug projects, of which 4 projects have been approved for marketing, 1 project is in the NDA stage and more than 10 projects are in the clinical stage. Kelun-Biotech has established one of the world's leading proprietary ADC and novel DC platforms, OptiDC™, and has 2 ADC projects approved for marketing, and multiple ADC and novel DC assets in clinical or preclinical research stage. For more information, please visit https://kelun-biotech.com/.

About Crescent Biopharma

Crescent Biopharma’s vision is to build a world leading oncology company bringing the next wave of therapies for cancer patients. Crescent ’s pipeline includes its lead program, a PD-1 x VEGF bispecific antibody, as well as novel antibody-drug conjugates (ADCs). By leveraging multiple modalities and established targets, Crescent aims to rapidly advance potentially transformative therapies either as single agents or as part of combination regimens to treat a range of solid tumors. For more information, visit www.crescentbiopharma.com and follow Crescent on LinkedIn and X.

Forward-Looking Statements of Crescent
Certain statements in this press release, other than purely historical information, may constitute
"forward-looking statements" within the meaning of the federal securities laws, including for purposes of the "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to Crescent’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business including, without limitation, the expected benefits or opportunities with respect to the strategic partnership between Crescent and Kelun-Biotech, the ability for each of CR-001 and SKB105 (CR-003) to

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perform as monotherapies and in combination, the potential for CR-001 to be developed in additional combinations, including with proprietary ADC pipeline assets, the initiation, timing, progress, and results of clinical trials for CR-001 and SKB105 (CR-003), including the initiation of Phase 1/2 monotherapy clinical trials in the first quarter of 2026, Crescent’s expectations regarding the potential benefits of the strategic partnership with Kelun-Biotech, the potential benefits of treatment with and the market for CR-001, and our expectations regarding milestone, royalty, or other payments that could be due under the license agreements. The words "opportunity," "potential," "milestones," "pipeline," "can," "goal," "strategy," "target," "anticipate," "achieve," "believe," "contemplate," "continue," "could," "estimate," "expect," "intends," "may," "plan," "possible," "project," "should," "will," "would" and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Crescent will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Crescent’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the expected benefits of, and opportunities related to, the strategic partnership between Crescent and Kelun-Biotech may not be realized by either party or may take longer to realize than anticipated, that the potential of CR-001 and/or SKB105 (CR-003), each as monotherapy and in combination, may change, that CR-001 may not be developed in additional combinations, including with proprietary ADC pipeline assets, that either party may fail to discover and develop any commercially successful product candidates through the strategic partnership, that such product candidates may not receive regulatory approval and, if approved, such product candidates may not be commercially successful, Crescent’s limited operating history, including with respect to clinical trials, Crescent’s historical losses and any future ability to generate revenue, Crescent’s ability to raise capital to support its business plans, risks associated with clinical development and regulatory approval, risks related to Crescent’s intellectual property, Crescent’s reliance on third parties, including to help develop its product candidates and run its clinical trials, as well as to manufacture its product candidates, Crescent’s dependence on key personnel, Crescent’s estimates of market opportunity may prove to be inaccurate, significant disruptions of information technology systems or breaches of data security, litigation and regulatory risks, as well as those factors more fully described in Crescent’s most recent filings with the Securities and Exchange Commission (including its most recent Quarterly Report on Form 10-Q), and Crescent’s other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of Crescent’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Crescent does not undertake or accept any duty to release publicly any updates or

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revisions to any forward-looking statements. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Crescent.

Reference:
1. Xiong A, et al. Lancet. 2025; 405(10481):839-849.

Crescent Contact:

Amy Reilly
Chief Communications Officer amy.reilly@crescentbiopharma.com 617-465-0586

Kelun-Biotech Contact:
klbio_pr@kelun.com

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Schedule 11.2
Exceptions to Representations and Warranties of Licensor
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Schedule 11.3
Exceptions to Representations and Warranties of Licensee
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Schedule 14.3(g)
Baseball Arbitration
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